Exhibit 10.19.1







                                 SunTrust Bank,

                                    as Lender


                                       and


                      CBL & Associates Limited Partnership,


                                   as Borrower









                    THIRD AMENDED AND RESTATED LOAN AGREEMENT




                               September 24, 2003

                                Table of Contents



THIRD AMENDED AND RESTATED LOAN AGREEMENT....................................1
-----------------------------------------


Recitals of Fact.............................................................1
----------------


AGREEMENTS...................................................................2
----------

ARTICLE 1         DEFINITIONS AND ACCOUNTING TERMS...........................2
---------         --------------------------------

1.1      Certain Defined Terms...............................................2
---      ---------------------

Additional Costs.............................................................2
----------------

Adjusted Asset Value.........................................................2
--------------------

Advance......................................................................2
-------

Affiliate....................................................................2
---------

Agreement Date...............................................................3
--------------

ANB..........................................................................3
---

Applicable Law...............................................................3
--------------

Appraisal....................................................................3
---------

Appraised Value..............................................................3
---------------

Assignment of Leases and Rents...............................................3
------------------------------

Bank.........................................................................3
----

Base Rate....................................................................4
---------

Base Rate Advance............................................................4
-----------------

Borrower.....................................................................4
--------

Borrowing Base...............................................................4
--------------

Borrowing Base Certificate...................................................4
--------------------------

Business Day.................................................................4
------------

Capital Stock................................................................4
-------------

CBL Management, Inc..........................................................4
--------------------

CBL Properties, Inc..........................................................4
--------------------

Closing Date.................................................................4
------------

Closing Documents............................................................5
-----------------

Collateral...................................................................5
----------

Collateral Documents.........................................................5
--------------------

Collateral Property..........................................................5
-------------------

Commitment...................................................................5
----------

Compliance Certificate.......................................................5
----------------------

Contingent Obligations.......................................................5
----------------------

Continue, Continuation, and Continued........................................5
-------------------------------------

Convert, Conversion and Converted............................................5
---------------------------------

Cool Springs Crossing Mortgage...............................................5
------------------------------

Credit Event.................................................................6
------------

Debt Service.................................................................6
------------

Default......................................................................6
-------

Default Rate.................................................................6
------------

Dollars......................................................................6
-------

EBITDA.......................................................................6
------

Environmental Indemnity Agreement............................................7
---------------------------------

Environmental Laws...........................................................7
------------------

Equity Interest..............................................................7
---------------

Equity Issuance..............................................................7
---------------

ERISA........................................................................7
-----

ERISA Group..................................................................7
-----------

Event of Default.............................................................7
----------------

Existing Foothills Mortgage..................................................7
---------------------------

Existing Mortgages...........................................................8
------------------

Existing Revolver Balance....................................................8
-------------------------

Extension of Credit..........................................................8
-------------------

Fees.........................................................................8
----

FIRREA.......................................................................8
------

First Restated Loan Agreement................................................8
-----------------------------

Floating Rate Debt...........................................................8
------------------

Funds from Operations........................................................8
---------------------

GAAP.........................................................................8
----

General Partner..............................................................9
---------------

Governmental Approvals.......................................................9
----------------------

Governmental Authority.......................................................9
----------------------

Gross Asset Value............................................................9
-----------------

Guarantor...................................................................10
---------

Guaranty, Guaranteed or to Guarantee........................................10
------------------------------------

Hazardous Substances........................................................10
--------------------

Indebtedness................................................................11
------------

Interest Expense............................................................11
----------------

Interest Period.............................................................12
---------------

Internal Revenue Code.......................................................12
---------------------

Investment..................................................................12
----------

Lending Office..............................................................12
--------------

LIBOR.......................................................................12
-----

LIBOR Advance...............................................................13
-------------

Lien........................................................................13
----

Loan........................................................................13
----

Loan Advance................................................................13
------------

Loan Agreement..............................................................13
--------------

Loan Balance................................................................13
------------

Loan Document...............................................................13
-------------

Loan Party..................................................................13
----------

Major Leases................................................................13
------------

Major Property-Level Agreements.............................................14
-------------------------------

Malls.......................................................................14
-----

Management Company..........................................................14
------------------

Material Adverse Effect.....................................................14
-----------------------

Maximum Rate................................................................14
------------

Mortgages...................................................................14
---------

Net Operating Income........................................................14
--------------------

Net Proceeds................................................................15
------------

Nonrecourse Indebtedness....................................................15
------------------------

Note........................................................................15
----

Notice of Borrowing.........................................................15
-------------------

Notice of Continuation......................................................15
----------------------

Notice of Conversion........................................................15
--------------------

Obligations.................................................................15
-----------

Off-Balance Sheet Liabilities...............................................16
-----------------------------

Operating Company...........................................................16
-----------------

Operating Company Guaranty..................................................16
--------------------------

Ownership Share.............................................................16
---------------

Parent......................................................................16
------

Permanent Loan Estimate.....................................................16
-----------------------

Permitted Deficiency........................................................16
--------------------

Permitted Encumbrances......................................................16
----------------------

Permitted Liens.............................................................17
---------------

Person......................................................................18
------

Principal Office............................................................18
----------------

Principals..................................................................18
----------

Property....................................................................18
--------

Property Management Agreements..............................................18
------------------------------

Property Management Contract Assignment.....................................18
---------------------------------------

Protective Advance..........................................................18
------------------

Recitals....................................................................18
--------

Recourse Indebtedness.......................................................19
---------------------

Regulatory Change...........................................................19
-----------------

REIT........................................................................19
----

Renewal Date................................................................19
------------

Restated Note...............................................................19
-------------

Restricted Payment..........................................................19
------------------

Revolving Advance...........................................................19
-----------------

Second Restated Loan Agreement..............................................20
------------------------------

Second Restated Note........................................................20
--------------------

Securities Act..............................................................20
--------------

Senior Officer..............................................................20
--------------

Significant Subsidiary......................................................20
----------------------

Solvent.....................................................................20
-------

Subordinated Debt...........................................................20
-----------------

Subsidiary..................................................................20
----------

Tangible Net Worth..........................................................20
------------------

Taxes.......................................................................20
-----

Termination Date............................................................21
----------------

Term Out Option.............................................................21
---------------

Term Out Amount.............................................................21
---------------

Total Liabilities...........................................................21
-----------------

Type........................................................................22
----

UCC.........................................................................22
---

Unconsolidated Affiliate....................................................22
------------------------

Wholly Owned Subsidiary.....................................................22
-----------------------

1.2      Accounting Terms...................................................22
---      ----------------

ARTICLE 2         COMMITMENT: FUNDING AND TERMS OF REVOLVING CREDIT LOAN....22
---------         ------------------------------------------------------

2.1      Revolving Advances.................................................22
---      ------------------
   (a)   Making of Revolving Advances.......................................22
   ---   ----------------------------
   (b)   Requests for Revolving Advances....................................23
   ---   -------------------------------
   (c)   Funding of Revolving Advances......................................23
   ---   -----------------------------

2.2      Rates and Payment of Interest on Advances..........................23
---      -----------------------------------------
   (a)   Rates..............................................................23
   ---   -----
   (b)   Payment of Interest................................................24
   ---   -------------------

2.3      Number of Interest Periods.........................................24
---      --------------------------

2.4      Repayment of Advances..............................................24
---      ---------------------

2.5      Prepayments........................................................24
---      -----------
   (a)   Optional...........................................................24
   ---   --------
   (b)   Mandatory..........................................................24
   ---   ---------
      (i)   Commitment Overadvance..........................................24
      ---   ----------------------
      (ii)     Borrowing Base Overadvance...................................24
      ----     --------------------------

2.6      Late Charges.......................................................25
---      ------------

2.7      Provisions Applicable to LIBOR Advances; Limitation on Base
             Rate Advances..................................................25
---      -----------------------------------------------------------
   (a)   Continuation of LIBOR Advances.....................................25
   ---   ------------------------------
   (b)   Conversion of LIBOR Advances.......................................25
   ---   ----------------------------
   (c)   Conditions to Conversion and Continuation..........................26
   ---   -----------------------------------------
   (d)   Limitation on Interest Period Duration During Default..............26
   ---   -----------------------------------------------------

2.8      Note...............................................................26
---      ----

2.9      Voluntary Reductions of the Commitment.............................26
---      --------------------------------------

2.10     Amount Limitations.................................................26
----     ------------------

2.11      Funding the Loan..................................................27
----     -----------------

2.12     Payments...........................................................27
----     --------

2.13     Computations.......................................................27
----     ------------

2.14     Taxes..............................................................27
----     -----
   (a)   Taxes Generally....................................................27
   ---   ---------------
   (b)   Tax Indemnification................................................28
   ---   -------------------

2.15     Transition Provisions..............................................28
----     ---------------------

ARTICLE 3         REQUIRED PAYMENTS, PLACE OF PAYMENT, ETC..................28
---------         -----------------------------------------

3.1      Payment of Principal and Interest..................................28
---      ---------------------------------

3.2      Prepayments........................................................28
---      -----------
   (a)   Optional...........................................................28
   ---   --------
   (b)   Mandatory..........................................................29
   ---   ---------
      (i)   Commitment Overadvance..........................................29
      ---   ----------------------
      (ii)     Borrowing Base Overadvance...................................29
      ----     --------------------------

3.3      Place and Time of Payments.........................................29
---      --------------------------

ARTICLE 4         CONDITIONS OF LENDING.....................................29
---------         ---------------------

4.1      Conditions Precedent to Closing and Continued Advances.............29
---      ------------------------------------------------------

4.2      Conditions Precedent to All Revolving Credit Loan Advances.........30
---      ----------------------------------------------------------

ARTICLE 5         YIELD PROTECTION, ETC.....................................31
---------         ----------------------

5.1      Additional Costs; Capital Adequacy.................................31
---      ----------------------------------
   (a)   Additional Costs...................................................31
   ---   ----------------
   (b)   Bank's Suspension of LIBOR Advances................................32
   ---   -----------------------------------
   (c)   Notification and Determination of Additional Costs.................32
   ---   --------------------------------------------------

5.2      Suspension of LIBOR Advances.......................................32
---      ----------------------------

5.3      Illegality.........................................................33
---      ----------

5.4      Compensation.......................................................33
---      ------------

5.5      Treatment of Affected Advances.....................................33
---      ------------------------------

5.6      Change of Lending Office...........................................34
---      ------------------------

5.7      Assumptions Concerning Funding of LIBOR Advances...................34
---      ------------------------------------------------

ARTICLE 6         REPRESENTATIONS AND WARRANTIES............................34
---------         ------------------------------

6.1      Partnership Status.................................................34
---      ------------------

6.2      Power and Authority................................................35
---      -------------------

6.3      Financial Condition................................................35
---      -------------------

6.4      Title to Assets....................................................36
---      ---------------

6.5      No Litigation......................................................36
---      -------------

6.6      Taxes..............................................................36
---      -----

6.7      Contracts or Restrictions Affecting Borrower.......................36
---      --------------------------------------------

6.8      No Default.........................................................36
---      ----------

6.9      Patents and Trademarks.............................................36
---      ----------------------

6.10     ERISA..............................................................36
----     -----

6.11     Hazardous Substances...............................................36
----     --------------------

6.12     Ownership of Borrower..............................................37
----     ---------------------

6.13     Compliance With Applicable Laws....................................37
----     -------------------------------

ARTICLE 7         AFFIRMATIVE COVENANTS OF BORROWER.........................37
---------         ---------------------------------

7.1      Preservation of Existence and Similar Matters......................37
---      ---------------------------------------------

7.2      Compliance with Applicable Law.....................................37
---      ------------------------------

7.3      Maintenance of Property............................................37
---      -----------------------

7.4      Insurance..........................................................38
---      ---------

7.5      Payment of Taxes and Claims........................................38
---      ---------------------------

7.6      Books and Records; Inspections.....................................38
---      ------------------------------

7.7      Use of Proceeds....................................................38
---      ---------------

7.8      Environmental Matters..............................................39
---      ---------------------

7.9      Further Assurances.................................................39
---      ------------------

7.10     REIT Status........................................................39
----     -----------

7.11     Exchange Listing...................................................39
----     ----------------

7.12     Major Property-Level Agreements; Major Leases; SNDAs...............40
----     ----------------------------------------------------
   (a)   Major Property-Level Agreement and Major Leases....................40
   ---   -----------------------------------------------
   (b)   SNDAs..............................................................40
   ---   -----

7.13     Single Asset Entities..............................................40
----     ---------------------

ARTICLE 8          INFORMATION..............................................40
---------         ------------

8.1      Quarterly Financial Statements.....................................40
---      ------------------------------

8.2      Year-End Statements................................................41
---      -------------------

8.3      Compliance Certificate.............................................41
---      ----------------------

8.4      Other Information..................................................41
---      -----------------

ARTICLE 9         NEGATIVE COVENANTS........................................43
---------         ------------------

9.1      Financial Covenants................................................43
---      -------------------
   (a)   Minimum Tangible Net Worth.........................................43
   ---   --------------------------
   (b)   Ratio of Total Liabilities to Gross Asset Value....................43
   ---   -----------------------------------------------
   (c)   Ratio of EBITDA to Interest Expense................................43
   ---   -----------------------------------
   (d)   Ratio of EBITDA to Debt Service....................................43
   ---   -------------------------------
   (e)   Dividends and Other Restricted Payments............................44
   ---   ---------------------------------------
   (f)   Permitted Investments..............................................44
   ---   ---------------------
   (g)   Value of Borrower Owned by Parent..................................45
   ---   ---------------------------------

9.2      Negative Pledge....................................................45
---      ---------------

9.3      Restrictions on Intercompany Transfers.............................45
---      --------------------------------------

9.4      Merger, Consolidation, Sales of Assets and Other Arrangements......46
---      -------------------------------------------------------------

9.5      Acquisitions.......................................................46
---      ------------

9.6      Plans..............................................................47
---      -----

9.7      Fiscal Year........................................................47
---      -----------

9.8      Modifications of Organizational Documents..........................47
---      -----------------------------------------

9.9      Major Construction.................................................47
---      ------------------

9.10     Transactions with Affiliates.......................................47
----     ----------------------------

ARTICLE 10        DEFAULT...................................................48
----------        -------

10.1     Events of Default..................................................48
----     -----------------
   (a)   Default in Payment.................................................48
   ---   ------------------
   (b)   Default in Performance.............................................48
   ---   ----------------------
   (c)   Misrepresentations.................................................48
   ---   ------------------
   (d)   Material Extension of Credit Cross-Default.........................49
   ---   ------------------------------------------
      (i)   Extensions of Credit Owed to Bank...............................49
      ---   ---------------------------------
         (A)      Failure to Pay............................................49
         ---      --------------
         (B)      Acceleration..............................................49
         ---      ------------
         (C)      Mandatory Repurchase......................................49
         ---      --------------------
      (ii)     Extension of Credit Owed to Third Parties....................49
      ----     -----------------------------------------
         (A)      Acceleration..............................................49
         ---      ------------
         (B)      Mandatory Repurchase......................................49
         ---      --------------------
   (e)   Voluntary Bankruptcy Proceeding....................................49
   ---   -------------------------------
   (f)   Involuntary Bankruptcy Proceeding..................................50
   ---   ---------------------------------
   (g)   Revocation of Loan Documents.......................................50
   ---   ----------------------------
   (h)   Judgment...........................................................50
   ---   --------
   (i)   Attachment.........................................................50
   ---   ----------
   (j)   Loan Documents.....................................................51
   ---   --------------
   (l)   Damage; Strike; Casualty...........................................52
   ---   ------------------------

10.2     Remedies Upon Event of Default.....................................52
----     ------------------------------

   (a)   Acceleration; Termination of Commitment............................52
   ---   ---------------------------------------
      (i)   Automatic.......................................................52
      ---   ---------
      (ii)     Optional.....................................................52
      ----     --------
   (b)   Loan Documents.....................................................52
   ---   --------------
   (c)   Applicable Law.....................................................52
   ---   --------------
   (d)   Appointment of Receiver............................................52
   ---   -----------------------

10.3     Remedies Upon Default..............................................53
----     ---------------------

10.4     Curing Defaults Under Collateral Documents.........................53
----     ------------------------------------------

10.5     Permitted Deficiency...............................................53
----     --------------------
   (a)   Generally..........................................................53
   ---   ---------
   (b)......................................................................54
   ---

10.6     Marshaling; Payments Set Aside.....................................54
----     ------------------------------

10.7     Allocation of Proceeds.............................................55
----     ----------------------

10.8     Performance by Bank................................................55
----     -------------------

10.9     Rights Cumulative..................................................55
----     -----------------

ARTICLE 11        MISCELLANEOUS.............................................56
----------        -------------

11.1     Amendments.........................................................56
----     ----------

11.2     Notices............................................................56
----     -------

11.3     No Waiver.  Cumulative Remedies....................................56
----     -------------------------------

11.4     Indemnification....................................................56
----     ---------------

11.5     Survival of Agreements.............................................56
----     ----------------------

11.6     Governing Law......................................................56
----     -------------

11.7     Execution in Counterparts..........................................57
----     -------------------------

11.8     Terminology, Section Headings......................................57
----     -----------------------------

11.9     Enforceability of Agreement........................................57
----     ---------------------------

11.10    Interest Limitations...............................................57
-----    --------------------

11.11    Non-Control........................................................58
-----    -----------

11.12    Loan Review, Extensions of Termination Date; Continuing Security...58
-----    ----------------------------------------------------------------

11.13    Existing Mortgages.................................................59
-----    ------------------

11.14    Fees and Expenses..................................................59
-----    -----------------

11.15    Time of Essence....................................................59
-----    ---------------

11.16    Compromises, Releases, Etc.........................................59
-----    ---------------------------

11.17    Limited Nature of Parent's Obligations.............................59
-----    --------------------------------------

11.18    Bank's Consent.....................................................60
-----    --------------

11.19    Venue of Actions...................................................60
-----    ----------------

11.20    Waiver of Right to Trial By Jury...................................60
-----    --------------------------------

11.21    Conflict...........................................................61
-----    --------

11.22    No Novation........................................................61
-----    -----------

EXHIBIT A         MORTGAGES.................................................63
---------         ---------

EXHIBIT B         Compliance Certificate....................................65
---------         ----------------------

EXHIBIT C         NOTICE OF BORROWING.......................................66
---------         -------------------

EXHIBIT D         NOTICE OF CONTINUATION....................................68
---------         ----------------------

EXHIBIT E         NOTICE OF CONVERSION......................................70
---------         --------------------

EXHIBIT F         BORROWING BASE CERTIFICATE................................72
---------         --------------------------

                    THIRD AMENDED AND RESTATED LOAN AGREEMENT

         THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT (the "Loan Agreement") is entered into as of this 24th day of September, 2003 by and between SUNTRUST BANK, a Georgia banking corporation (the "Bank") with offices at 736 Market Street, Chattanooga, Tennessee, 37402 and CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower") with offices at 2030 Hamilton Place Boulevard, Suite 500, Chattanooga, Tennessee, 37421-6000, and amends and restates in its entirety that certain Second Amended and Restated Loan Agreement dated as of the 30th day of October, 2001, by and between Borrower and the Bank, as the same may have heretofore been amended (the "Second Restated Loan Agreement") and consolidates thereunder certain other indebtedness of the Borrower to the Bank as hereinafter set forth.

                                Recitals of Fact

         A........Borrower previously requested that the Bank commit to make loans and advances to it on a revolving credit basis in an amount not to exceed at any one time outstanding the principal sum of Ten Million and No/100 Dollars ($10,000,000.00) (the "Existing Revolver") for the purpose of providing working capital for pre-development expenses, development costs, equity investments, repayment of existing indebtedness, certain distributions to limited partners, letters of credit, construction costs and for general partnership purposes pursuant to the Second Restated Loan Agreement. The Bank agreed to and has made such loans and advances on the terms and conditions specified in the Second Restated Loan Agreement.

         B........The advances made to Borrower pursuant to the Second Restated
Loan Agreement are evidenced by a certain Second Restated Revolving Credit Note executed and delivered by Borrower in the original principal amount of $10,000,000.00 and payable to the order of the Bank (the "Second Restated Note").

         C........The Second Restated Note is secured by, inter alia, certain mortgages, deeds of trust, deeds to secure debt, security agreements and assignments more fully described on Exhibit "A" (individually and collectively the "Existing Mortgages").

         D........Borrower has proposed that (1) the Bank release certain
Existing Mortgages securing the Existing Revolver and substitute therefor a first priority deed of trust against certain property located in Williamson County, Tennessee commonly known as Cool Springs Crossing; and (2) extend and amend the Existing Revolver pursuant to this Loan Agreement and other Loan Documents.

         E........The Bank has agreed to the Borrower's proposal, and the Bank and Borrower have agreed in connection therewith to amend and restate the Second Restated Loan Agreement and Second Restated Note without giving rise to a novation or otherwise satisfying, paying, releasing, discharging, subordinating, or waiving all or any portion of the Existing Revolver, the outstanding indebtedness and accrued interest evidenced by the Second Restated Note, and/or the perfection, attachment, priority and/or perfection of the liens, encumbrances and continuing security interests which secure the repayment of the Existing Revolver pursuant to the Foothills Mortgage (as hereinafter defined).

         NOW, THEREFORE, in consideration of the Recitals of Fact set forth above and the mutual agreements herein contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   AGREEMENTS

                                    ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

         1.1......Certain Defined Terms. For the purposes of this Loan
Agreement, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of such terms) unless the context otherwise requires:

         "Additional Costs" has the meaning given that term in Section 5.1.

         "Adjusted Asset Value" means, as of a given date, the sum of: (a) (i) EBITDA attributable to malls and power centers for the fiscal quarter most recently ended times (ii) 4; divided by (iii) 8.5% plus (b) (i) EBITDA attributable to all other assets for the fiscal quarter most recently ended times (ii) 4; divided by (iii) 9.25%. In determining Adjusted Asset Value (i) EBITDA attributable to real estate properties acquired during such fiscal quarter, and EBITDA attributable to Properties development of which was completed during such fiscal quarter, shall be disregarded, (ii) EBITDA attributable to any Property which is currently under development shall be excluded, (iii) with respect to any Subsidiary that is not a Wholly Owned Subsidiary, only the Borrower's Ownership Share of the EBITDA attributable to such Subsidiary shall be used when determining Adjusted Asset Value, and (iv) EBITDA shall be attributed to malls and power centers based on the ratio of (x) revenues less property operating expenses (to be determined exclusive of interest expense, depreciation and general and administrative expenses) of malls and power centers to (y) total revenues less total property operating expenses (similarly determined), such revenues and expenses to be determined on a quarterly basis in a manner consistent with the Parent's method of reporting of segment information in the notes to its financial statements for the fiscal quarter ended September 30, 2002 as filed with the Securities and Exchange Commission, and otherwise in a manner reasonably acceptable to the Bank. In addition, in the case of any operating Property acquired in the immediately preceding period of twelve consecutive months for a purchase price indicative of a capitalization rate of less than 8.5%, EBITDA attributable to such Property shall he excluded from the determination of Adjusted Asset Value.

         "Advance" shall mean, individually and collectively, the Consolidated Loan Balance on the Closing Date and all subsequent Loan Advances.

         "Affiliate" means any Person: (a) directly or indirectly controlling, controlled by, or under common control with, the Borrower; (b) directly or indirectly owning or holding ten percent (10.0%) or more of any Equity Interest in the Borrower; or (c) ten percent (10.0%) or more of whose voting stock or other Equity Interests are directly or indirectly owned or held by the Borrower. For purposes of this definition,. "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. The Affiliates of a Person shall include any officer or director of such Person. In no event shall the Bank be deemed to be an Affiliate of the Borrower or any other Loan Party.

         "Agreement Date" means the date as of which this Loan Agreement is dated.

         "ANB" means American National Bank and Trust Company of Chattanooga, a national banking association and predecessor-in-interest to the Bank.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "Appraisal" means, with respect to each Collateral Property, an M.A.I. appraisal commissioned by and addressed to the Bank (acceptable to the Bank as to form, substance and appraisal date), prepared by a professional appraiser acceptable to the Bank, having at least the minimum qualifications required under Applicable Law governing the Bank, including without limitation, FIRREA, and determining the "as is" market value of such Property as between a willing buyer and a willing seller.

         "Appraised Value" means, with respect to each Collateral Property, the "as is" market value of such Collateral Property as set forth in the most recent Appraisal of such Collateral Property as the same may have been reasonably adjusted by the Bank based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Bank in determining the value of similar real estate properties, which review shall be conducted prior to acceptance of such Appraisal by the Bank and in any event within 7 Business Days after receipt by the Bank of such Appraisal. If an Appraisal of a Property is performed after the occurrence of either (a) a casualty affecting such Property or (b) a condemnation of a portion of such Property which results in a loss of less than 10% of the acreage of the Property and of no portion of the principal structures, but prior to complete restoration of the same, the Appraised Value shall, to the extent permitted by applicable regulations, be made on an "as-restored" basis.

         "Assignment of Leases and Rents" means any assignment of leases and rents or similar instrument executed by any Loan Party in favor of and for the benefit of the Bank in form and substance satisfactory to the Bank with respect to any Collateral Property.

         "Bank" means SunTrust Bank, a Georgia banking corporation, together with its predecessors in interest and its successors and assigns, as may be applicable.

         "Base Rate" means the "prime" commercial rate of interest established from time to time by Bank. The currently existing Base Rate on the Agreement Date is four percent (4.00 %) per annum. The Base Rate is not necessarily the lowest rate charged by the Bank on loans which it makes.

         "Base Rate Advance" means a Revolving Advance bearing interest at a rate based on the Base Rate.

         "Borrower" has the meaning set forth in the introductory paragraph hereof and shall include the Borrower's successors and permitted assigns.

         "Borrowing Base" means an amount equal to the lesser of (a) 75% of the Appraised Value of all Collateral Properties, or (b) the Permanent Loan Estimate of all Collateral Properties. So long as any of the following conditions exist with respect to a Collateral Property, the amount of the Borrowing Base attributable to a Collateral Property shall equal $0: (x) the Bank shall not hold a valid and perfected first priority Lien in such Property, or (y) an Event of Default under and as defined under a Collateral Document encumbering such Collateral Property shall exist.

         "Borrowing Base Certificate" means a report in substantially the form of Exhibit F, certified by a Senior Officer, the controller or the chief accounting officer of the Borrower, setting forth the calculations required to establish the Borrowing Base for all Collateral Properties as of a specified date, all in form and detail satisfactory to the Bank.

         "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized or required to close and
(b) with reference to a LIBOR Advance, any such day that is also a day on which dealings in Dollar deposits are carried out in the London Interbank market.

         "Capital Stock" shall mean, as to any Person, any and all shares, interests, warrants, participations or other equivalents (however designated) of corporate stock of such Person.

         "CBL Management, Inc." means CBL & Associates Management, Inc., a Delaware corporation.

         "CBL Properties, Inc." means CBL & Associates Properties, Inc., a publicly traded Delaware corporation that has elected to be a real estate investment trust pursuant to applicable provisions of the Internal Revenue Code of 1986, as amended. CBL & Associates Properties, Inc. owns 100% of the capital of CBL Holdings I, Inc. which is the sole general partner of CBL & Associates Limited Partnership.

         "Closing Date" means the date upon which this Loan Agreement and the other Closing Documents are executed and delivered in accordance with the requirements and provisions of this Agreement.

         "Closing Documents" means, individually and collectively, this Loan Agreement, the Note and all of the assignments, instruments, certificates, opinions, agreements, amendments, restatements and/or other documents each of the Loan Parties and/or the Parent is required to execute and deliver on or before the Closing Date.

         "Collateral" means any real or personal property, including, but not limited to the Collateral Properties, directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document to which it is a party, and includes, without limitation, all property subject to a Lien created by a Collateral Document.

         "Collateral Documents" means, individually and collectively, the Parent Guaranty, the Operating Company Guaranties, the Mortgages, any Assignment of Leases and Rents, any Property Management Contract Assignments, and any other security agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting the Bank's Liens in any of the Collateral.

         "Collateral Property" means, individually and collectively, the real property encumbered by the Existing Cool Springs Crossing Mortgage and Existing Foothills Mortgage, together with all improvements now or hereafter located thereon, all leases, rents and profits related thereto or arising therefrom, all easements, rights-of-way, licenses and other appurtenances pertaining to any such real estate and any and all other types or items of property related thereto which is encumbered by any Collateral Document.

         "Commitment" has the meaning ascribed to such term in Section 2.1.

         "Compliance Certificate" has the meaning given that term in Section
8.3.

         "Contingent Obligations" means, for any Person, any material commitment, undertaking, Guarantee or material obligation constituting a continuing liability under GAAP, but only to the extent the same are required to be reflected on such Persons' audited financial statements.

         "Continue," "Continuation," and "Continued" each refers to the continuation of' a Revolving Advance which is a LIBOR Advance from one Interest Period to another Interest Period pursuant to Section 2.8.

         "Convert", "Conversion" and "Converted" each refers to the conversion of a Revolving Advance of one Type into a Revolving Advance of another Type pursuant to Section 2.8.

         "Cool Springs Crossing Mortgage" means that certain Tennessee Deed of Trust with Assignment of Rents and Leases and Security Agreement of even date herewith to be executed and delivered by the Cool Springs Crossing Limited Partners, as the same may hereafter be extended, amended, supplemented, modified or restated.

         "Credit Event" means any of the following: (a) the making (or deemed making) of any Advance (b) the Conversion of a Revolving Advance, and (c) the Continuation of a LIBOR Advance.

         "Debt Service" means. with respect to a Person and in any given period, the sum of the following: (a) such Person's Interest Expense for such period;
(b) regularly scheduled principal payments on Indebtedness of such Person made (during such period, other than any balloon, bullet or similar principal payment payable on any Indebtedness of such Person which repays such indebtedness in full; and (c) such Person's Ownership Share of the amount of any payment of the type described in the immediately preceding clause (b) of Unconsolidated Affiliates of such Person.

         "Default" means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.

         "Default Rate" means a rate per annum equal to the Base Rate as in effect from time to time plus four percent (4.0%).

         "Dollars" or "$" means the lawful currency of the United States of America.

         "EBITDA" means, for any period, net income (loss) of the Parent and its Subsidiaries determined on a consolidated basis for such period excluding the following amounts (but only to the extent included in determining net income
(loss) for such period and without duplication):

         (a)......depreciation and amortization expense and other non-cash charges for such period less depreciation and amortization expense allocable to minority interest in Subsidiaries of the Borrower for such period;

         (b)......interest expense for such period less interest expense allocable to minority interest in Subsidiaries of the Borrower for such period;

         (c)......minority interest in earnings of the Borrower for such period;

         (d)......extraordinary and nonrecurring net gains or losses (other than gains or losses from the sale of outparcels of Properties) for such period and expense relating to the extinguishments of Indebtedness for such period;

         (e)......net gains or losses on the disposal of discontinued
operations for such period;

         (f)......expenses incurred during such period with respect to any real estate project abandoned by the Parent or any Subsidiary in such period;

         (g)......income tax expense in respect of such period;

         (h)......the Parent's Ownership Share of depreciation and amortization expense and other non-c ash charges of Unconsolidated Affiliates of the Parent for such period; and

         (i)......the Parent's Ownership Share of interest expense of
Unconsolidated Affiliates of the Parent tor such period.

         "Environmental Indemnity Agreement" means an Environmental Indemnity Agreement executed and delivered, by the Borrower, and each of the other Loan Parties, in favor of the Bank on or before the Closing Date and in form and content acceptable to the Bank.

         "Environmental Laws" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Substances including, without limitation, the following: Clean Air Act, 42 U.S.C. ss. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; Solid Waste Disposal Act, 42 U.S,C. ss. 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S,C. ss. 9601 et seq.; National Environmental Policy Act, 42 U,S.C. ss.4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Substances.

         "Equity Interest" means, with respect to an Person, any membership interest, partnership interest or share of Capital Stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any membership interest, partnership interest or share of Capital Stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any membership interest, partnership interest or share of Capital Stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other Ownership Share or profit interest in such Person (including without limitation, partnership, member or trust interests therein) whether voting or nonvoting, whether or not certificated, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

         "Equity Issuance" means any issuance or sale by a Person of any Equity Interest,

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code,

         "Event of Default" means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Existing Foothills Mortgage" means that certain Tennessee Deed of Trust and Security Agreement originally recorded in Book 648, Page 5 of the

Register's Office of Blount County, Tennessee, as the same may have heretofore been amended and/or restated, together with all assignments of leases and/or rents granted in favor of the Bank and/or its predecessors in interest.

         "Existing Mortgages" has the meaning set forth in the Recitals above.

         "Existing Revolver Balance" means the sum of $5,100,000.00 which is outstanding under the Second Restated Note and Second Restated Loan Agreement as of the Agreement Date.

         "Extension of Credit" means, with respect to a Person, any of the following, whether secured or unsecured: (a) loans to such Person, including without limitation, lines of credit and mortgage loans; (b) bonds, debentures, notes and similar instruments issued by such Person; (c) reimbursement obligations of such Person under or in respect of any letter of credit; and (d) any of the foregoing of other Persons, the payment of which such Person Guaranteed or is otherwise recourse to such Person.

         "Fees" means the fees and commissions provided for or referred to in
Section 2.14 and any other fees payable by the Borrower hereunder or under any other Loan Document.

         "FIRREA" means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.

         "First Restated Loan Agreement" means that certain Amended and Restated Loan Agreement between the Borrower and ANB dated August 23, 1995 between Borrower and ANB, as the same has been heretofore amended.

         "Floating Rate Debt" means, with respect to any Person, all Indebtedness of such Person which bears a variable rate of interest.

         "Funds from Operations" means, as to any period, an amount equal to (a) income (loss) from operations of Borrower, CBL Properties, Inc. and their respective Subsidiaries for such period, plus (b) depreciation and amortization, plus (minus) (c) to the extent not included in clause (a) above, gain (loss) on the sales of outparcels made in the ordinary course of business, and after adjustments for Unconsolidated Affiliates, determined in each case on a Combined basis in accordance with GAAP. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity, including without limitation. the Securities and Exchange Commission. as may be approved by a significant segment of the accounting profession. which are applicable to the circumstances as of the date of determination.

         "General Partner" means CBL Holdings I, Inc., a Delaware corporation, and a Wholly Owned Subsidiary of the Parent and the sole general partner of Borrower, and shall include the General Partner's successors and permitted assigns

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "Governmental Authority" means any United States national, state or local government, any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including. without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law. Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "Gross Asset Value" means, at a given time, the sum (without duplication) of the following:

         (a)......Adjusted Asset Value at such time;

         (b)......all cash and cash equivalents of the Parent and its
Subsidiaries determined on a consolidated basis as of the end of the fiscal quarter most recently ended (excluding tenant deposits and other cash and cash equivalents the disposition of which is restricted in any way (other than restrictions in the nature of early withdrawal penalties));

         (c)......with respect to any Property which is under construction or the development of which was completed during the fiscal quarter most recently ended, the book value of construction in process as determined in accordance with GAAP for all such Properties at such time (including without duplication the Parent's Ownership Share of all construction in process of Unconsolidated Affiliates of the Parent);

         (d)......the book value of all unimproved real property of the Parent and its Subsidiaries determined on a consolidated basis;

         (e)......the purchase price paid by the Parent or any Subsidiary (less any amounts paid to the Parent or such Subsidiary as a purchase price adjustment, held in escrow, retained as a contingency reserve, or other similar arrangements) as required to be disclosed in a consolidated balance sheet (including the notes thereto) of the Parent for:

                  (i) any Property (other than a property under development) acquired by the Parent or such Subsidiary during the Parent's fiscal quarter most recently ended; and

                  (ii) any operating Property acquired in the immediately preceding period of twelve consecutive months for a purchase price indicative of a capitalization rate of less than 8.5%; provided, that if the Parent or a Subsidiary acquired such Property together with other Properties or other assets and paid an aggregate purchase price for such Properties and other assets, then the Parent shall allocate the portion of the aggregate purchase price attributable to such Property in a manner consistent with reasonable accounting practices;

         (f)......with respect to any purchase obligation, repurchase obligation or forward commitment evidenced by a binding contract included when determining the Total Liabilities of the Parent and its Subsidiaries, the reasonably determined value of any amount that would be payable, or property that would be transferable, to the Parent or any Subsidiary if such contract were terminated as of such date; and

         (g)......to the extent not included in the immediately preceding clauses (a) through (f), the value of any real property owned by a Subsidiary (that is not a Wholly Owned Subsidiary) of the Borrower or an Unconsolidated Affiliate of the Borrower (such Subsidiary or Unconsolidated Affiliate being a "JV") and which property secures Recourse Indebtedness of such JV. For purposes of this clause (g):

                  (x) the value of such real property shall be the lesser of (A) the Permanent Loan Estimate which would be applicable to such real property were such property a Collateral Property and (B) the amount of Recourse Indebtedness secured by such real property;

                  (y) in no event shall the aggregate value of such real property included in Gross Asset Value pursuant to this clause (g) exceed $500,000,000.00; and

                  (z) the value of any such real property shall only be included in Gross Asset Value if the organizational documents of such JV provide that if, and to the extent, such Indebtedness is paid by the Borrower or a Subsidiary of the Borrower or by resort to such real property, then the Borrower or a Subsidiary of the Borrower shall automatically acquire, without the necessity of any further payment or action, all Equity Interests in such JV not owned by the Borrower or any Subsidiary.

         "Guarantor" means Cool Springs Crossing Limited Partnership, a Tennessee limited partnership and any Person that has executed, or is required to execute, a Guaranty of the Obligations.

         "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation means and includes (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation.

         "Hazardous Substances" means any pollutant, contaminant, hazardous, toxic or dangerous waste, substance or material, or any other substance or material regulated or controlled pursuant to any Environmental Law, including, without limiting the generality of the foregoing, asbestos, PCBs, petroleum products (including crude oil, natural gas, natural gas liquids, liquefied natural gas or synthetic gas) or any other substance defined as a "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "hazardous material," "hazardous chemical," "hazardous waste," "regulated substance," "toxic chemical," "toxic substance" or other similar term in any Environmental Law.

         "Indebtedness" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):

         (a)......all obligations of such Person in respect of money borrowed;

         (b)......all obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed:

                  (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit,

                  (ii) evidenced by bonds, debentures, notes or similar instruments, or

                  (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property;

         (c)......capitalized lease obligations of such Person;

         (d)......all reimbursement obligations of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); and

         (e)......all Indebtedness of other Persons which (i) such Person has
Guaranteed or is otherwise recourse to such Person or (ii) is secured by a Lien on any property of such Person.

         "Interest Expense" means, with respect to a Person and for any period,

         (a)......the total interest expense (including, without limitation, interest expense attributable to capitalized lease obligations) of such Person and in any event shall include all letter of credit fees amortized as interest expense and all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable whether pursuant to any repayment, interest carry, performance Guarantee or otherwise, plus

         (b)......to the extent not already included in the foregoing clause (a)
such Person's Ownership Share of all paid or accrued interest expense for such period of Unconsolidated Affiliates of such Person.

Interest Expense allocable to minority interest in Subsidiaries of the Borrower shall be excluded from Interest Expense of the Parent and its Subsidiaries when determined on a consolidated basis.

         "Interest Period" means, with respect to any LIBOR Advance that is a Revolving Advance, each period commencing on the date such LIBOR Advance is made or the last day of the next preceding Interest Period for such Advance and ending on the numerically corresponding day in the first, second, third, sixth or, if available, twelfth calendar month thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. In addition to such periods, with the prior consent of the Bank, the Interest Period of a LIBOR Advance may have a duration of at least 7, but not more than 30, days; and

Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next Business Day (or, if such next Business Day falls in the following calendar month, then on the prior Business Day); and
(iii) notwithstanding the immediately preceding clauses (i) and (ii), except with the Bank's advance written consent, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Advance would otherwise be a shorter period, such Advance shall not be available hereunder for such period.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "Investment" means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "Lending Office" means, with reference to the Bank and for each Type of Advance, such office of the Bank as the Bank may notify the Borrower in writing from time to time.

         "LIBOR" means, for any LIBOR Advance for any Interest Period therefor, the average rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) at which deposits in immediately available funds in Dollars are offered to the Bank (at approximately 9:00 a.m. Atlanta time, two Business Days prior to the first day of such Interest Period) by first class banks in the London Interbank market where the London Interbank offered rate operations of the Bank then are customarily conducted, for delivery on the first day of such Interest Period, such deposits being for a period of time equal or comparable to such Interest Period and in an amount equal to or comparable to the principal amount of the LIBOR Advance to which such Interest Period relates. Each determination of LIBOR by the Bank shall, in the absence of demonstrable error, be conclusive and binding.

         "LIBOR Advance" means a Revolving Advance bearing interest at a rate based on LIBOR.

         "Lien" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.

         "Loan" means the outstanding principal of the Loan Balance on the Closing Date and thereafter the aggregate principal amount of all outstanding Advances.

         "Loan Advance" means, individually and collectively, each advance of principal made by the Bank to the Borrower pursuant to this Loan Agreement and the other Loan Documents subsequent to the Closing Date.

         "Loan Agreement" means this Third Amended and Restated Loan Agreement between the Borrower and the Bank, as the same may hereafter be amended, supplemented, extended or restated.

         " Loan Balance" means the aggregate total $10,000,000.00 in principal outstanding on the Existing Revolver as of the Closing Date, together with any accrued but unpaid interest outstanding thereon.

         "Loan Document" means, individually and collectively, this Loan Agreement, the Note, each Collateral Document, the Operating Company Guaranty, the Environmental Indemnity Agreement and each other document or instrument now or hereafter executed and delivered by a Loan Party or the Parent in connection with, pursuant to or relating to this Loan Agreement, as each may hereafter be amended, supplemented, extended, spread, consolidated or restated.

         "Loan Party" means the Borrower, the Parent, the Operating Company together with any Person, other than the Parent, who guarantees all or a portion of the Obligations and/or who pledges any Collateral to secure all or a portion of the Obligations.

         "Major Leases" means, with respect to any Collateral Property, (i) any lease of 50,000 or more leasable square feet, in the case of any Property which is a regional mall, or 7,500 or more leasable square feet, in the case of any

Collateral Property which is a strip center, or (ii) collectively, the leases of space in the Collateral Properties by one or more tenants which are affiliates and which operate under separate leases of space within the Collateral Properties if the aggregate leasable square footage leased by such affiliates is 50,000 or more leasable square feet, in the case of any Collateral Property which is a regional mall, or 7,500 or more leasable square feet, in the case of any Collateral Property which is a strip center.

         "Major Property-Level Agreements" means (a) each operating, cross-easement, restrictions or similar agreement encumbering or affecting a Collateral Property and any adjoining property material to the use and operation of such Property; (b) each management agreement with respect to a Collateral Property; and (c) any other agreement which in any way relates to the use, occupancy, operation, maintenance, enjoyment or ownership of a Collateral Property, the breach or loss of which would have a material adverse effect on such Property.

         "Malls" means property owned by Borrower and/or its Affiliates that is in the form of an enclosed regional retail shopping center that includes two or more anchor stores.

         "Management Company" means CBL & Associates Management, Inc., a Delaware corporation, or any other Person that succeeds to the obligations of CBL & Associates Management, Inc. to manage the Properties, together with its successors and permitted assigns.

         "Material Adverse Effect" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, or results of operations of the Borrower and its Subsidiaries, or the Parent and its Subsidiaries, in either case taken as a whole, (b) the ability of the Borrower, any other Loan Party or the Parent to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Bank under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Advances or other amounts payable in connection therewith.

         "Maximum Rate" means the maximum variable contract rate of interest which the Bank may lawfully charge under applicable statutes and laws from time to time in effect.

         "Mortgages" means, individually and collectively, the Cool Springs Crossing Mortgage, the Foothills Mortgage, and any Assignment of Rents, security agreement or similar security instrument now or hereafter executed and delivered by a Loan Party owning an interest in real property granting a Lien on such interest in real property and any related types or items of property as security for the payment of the Obligations.

         "Net Operating Income" means, for any Property and for the period of twelve consecutive calendar months most recently ending, the sum of the following (without duplication):

         (a)......rents and all other revenues received in the ordinary course from such Property (including proceeds of rent loss insurance but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent); minus

         (b)......all expenses paid related to the ownership, operation or maintenance of such Property, including without limitation, taxes and assessments, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses; minus

         (c)......an amount equal to (i) the aggregate square footage of all owned space of such Property times (ii) $0.20; minus

         (d)......an imputed management fee in the amount of three percent
(3.0%) of the aggregate base rents and percentage rents received for such Property for such period.

         "Net Proceeds" means with respect to an Equity Issuance by a Person, the aggregate amount of all cash received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

         "Nonrecourse Indebtedness" means, with respect to a Person, an Extension of Credit or other Indebtedness in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar customary exceptions to recourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Extension of Credit or other Indebtedness.

         "Note" means that certain Third Amended and Restated Revolving credit Note of Borrower of even date herewith payable to the order of the Bank in the original principal amount of $10,000,000.00, as the same may hereafter be amended, extended, spread, consolidated or restated.

         "Notice of Borrowing" means a notice substantially in the form of Exhibit C to be delivered to the Bank pursuant to Section 2.1 evidencing the Borrower's request for a borrowing of Revolving Advances.

         "Notice of Continuation" means a notice substantially in the form of Exhibit D to be delivered to the Bank pursuant to Section 2.8 evidencing the Borrower's request for the Continuation of a LIBOR Advance.

         "Notice of Conversion" means a notice substantially in the form of Exhibit E to be delivered to the Bank pursuant to Section 2.8 evidencing the Borrower's request for the Conversion of a Advance from one Type to another Type.

         "Obligations" means as of any date, individually and collectively, without duplication: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Advances then outstanding; and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or any of the other Loan Parties owing to the Bank of every kind, nature and description, under or in respect of this Loan Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "Off-Balance Sheet Liabilities" means liabilities and obligations of the Parent, the Borrower, any Subsidiary or any other Person in respect of "off-balance sheet arrangements" (as defined in the SEC Off- Balance Sheet Rules) which the Parent would be required to disclose in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of the Parent's report on Form 10-Q or Form 10-K (or their equivalents) which the Parent would be required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). As used in this definition, the term "SEC Off-Balance Sheet Rules" means the Disclosure in Management's Discussion and Analysis About Off-Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (to be codified at 17 CFR pts. 228, 229 and 249).

         "Operating Company" means Cool Springs Crossing Limited Partnership, a Tennessee limited partnership.

         "Operating Company Guaranty" means the Guaranty executed by an Operating Company with respect to the Obligations, as such Guaranty may hereafter be supplemented, amended and/or restated.

         "Ownership Share" means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person's relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) subject to compliance with Section 8.4(i), such Person's relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

         "Parent" is CBL & Associates Properties, Inc., a Delaware corporation, and shall include the Parent's successors and permitted assigns.

         "Permanent Loan Estimate" means, as of any date of determination and with respect to any Collateral Property, an amount equal to (a) the Net Operating Income of such Collateral Property divided by (b) the product of (i)
1.25 and (ii) the greater of (x) the mortgage constant for a 25-year loan bearing interest at a per annum rate equal to the average rate published in the United States Federal Reserve Statistical Release (H.15) for 10-year Treasury Constant Maturities during the previous four fiscal quarters plus 1.50% (150 basis points), or (y) 8%.

         "Permitted Deficiency" has the meaning given that term in Section 10.5.

         "Permitted Encumbrances" shall mean and include:

         (a)......liens for taxes, assessments or similar governmental charges not in default or being contested in good faith by appropriate proceedings;

         (b)......inchoate workmen's, vendor's, mechanic's, and materialmen's liens and other liens imposed by law and incurred in the ordinary course of business, and easements and encumbrances which are not substantial in character or amount and do not materially detract from the value or interfere with the intended use of the properties subject thereto and affected thereby;

         (c)......liens with respect to pledges or deposits under social security laws, workmen's compensation laws, unemployment insurance or similar legislation and with respect to pledges or deposits to secure bids, tenders, contracts (other than contracts for the payment of money), leases or statutory obligations;

         (d)......any liens and security interests specifically listed in any exhibit describing permitted exceptions and attached to any Mortgage;

         (e)......such other liens and encumbrances to which the Bank shall consent in writing; and

         (f)......leases, licenses, rental agreements or other agreements for use and occupancy of the subject property entered into in the ordinary course of business.

         "Permitted Liens" means, with respect to any asset or property of a Person,

         (a)......Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.5;

         (b)......Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws;

         (c)......Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of such Person;

         (d)......the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person;

         (e)......Liens in favor of the Bank; and

         (f)......in the case of any Collateral encumbered by a Collateral
Document, other Liens expressly permitted by such Collateral Document.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Principal Office" means the Bank's office located at 736 Market Street, Chattanooga, Tennessee 37402, or such other office as the Bank may from time to time designate by written notice to the Borrower.

         "Principals" means (a) Charles B. Lebovitz, John N. Foy, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and/or Ron Fullam, Jr., (b) any of such individual's immediate family members consisting of his spouse and his lineal descendants (whether natural or adopted), (c) a trust, partnership or other similar entity of which any of the Persons identified in either of the immediately preceding clauses (a) or (b) are the sole beneficiaries of all of the interest therein, and (d) any Subsidiary of any of the Persons identified in any of the immediately preceding clauses (a) through (c), so long as any of the individuals identified in the immediately preceding clause (a) owns or controls at least 10% of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency).

         "Property" means a parcel (or group of related parcels) of real property developed (or to be developed) for use as regional mall or retail strip shopping center, including, but not limited to, each Collateral Property.

         "Property Management Agreements" means, collectively, all agreements entered into by the Borrower or any other Loan Party pursuant to which the Borrower or such other Loan Party engages a Person to advise it with respect to the management of a given Collateral Property.

         "Property Management Contract Assignment" means a Property Management Contract Assignment executed by the Borrower or any other Loan Party in favor of and in form and substance satisfactory to the Bank. Such document may, at the Bank's election, constitute a subordination of Property Management Agreement, rather than an assignment thereof

         "Protective Advance" means all sums expended as determined by the Bank to be necessary or appropriate after the Borrower fails to do so when required:
(a) to protect the validity, enforceability, perfection or priority of the Liens in any of the Collateral and the instruments evidencing the Obligations; or (b) to protect any of the Collateral from being materially damaged, impaired, mismanaged or taken, including, without limitation, any amounts expended in connection therewith in accordance with Section 10.8.

         "Recitals" means the Recitals of Fact set forth above beginning on the first page of this Loan Agreement.

         "Recourse Indebtedness" means any Indebtedness other than Nonrecourse Indebtedness.

         "Regulatory Change" means, with respect to the Bank, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including the Bank, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by the Bank with any request or directive regarding capital adequacy.

         "REIT" means a Person qualifying for treatment as a "real estate investment trust" under the Internal Revenue Code.

         "Renewal Date" means April 1, 2004 and each anniversary thereof so long as the Commitment is extended for another year pursuant to Section 11.12.

         "Restated Note" means that certain Restated Revolving Credit Note dated August 23, 1995 made, executed and delivered by Borrower in the original principal amount of $10,000,000.00 payable to the order of ANB, and all prior promissory notes amended and restated thereby.

         "Restricted Payment" means any of the following:

         (a)......any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or other Equity Interest to the holders of that class;

         (b)......any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding;

         (c)......any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt; and

         (d)......any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other Equity Interest of the Parent or any of its Subsidiaries now or hereafter outstanding.

         "Revolving Advance" means a loan made by the Bank to the Borrower pursuant to Section 2.1, including, the Loan Balance.

         "Second Restated Loan Agreement" has the meaning set forth above in the preamble to this Loan Agreement.

         "Second Restated Note" has the meaning set forth above in the Recitals to this Loan Agreement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

         "Senior Officer" means the Chairman, Vice Chairman, President, an Executive Vice President, Senior Vice President - Finance, Senior Vice President
- Accounting, Controller and the chief financial officer of the Borrower or the Parent.

         "Significant Subsidiary" means any Subsidiary which has assets having an aggregate book value in excess of 10.0% of Gross Asset Value at any time.

         "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its Total Liabilities (including all contingent liabilities); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "Subordinated Debt" means Indebtedness for money borrowed of the Borrower or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Advances and the other Obligations in a manner satisfactory to the Bank in its sole and absolute discretion.

         "Subsidiary" means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

         "Tangible Net Worth" means, as of a given date, the stockholders' equity of the Parent and its Subsidiaries determined on a consolidated basis plus (x) increases in accumulated depreciation accrued after September 30, 2002 and (y) minority interests in the Borrower minus (to the extent reflected in determining stockholders' equity of the Parent and its Subsidiaries): (a) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (b) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

         "Taxes" has the meaning given that term in Section 2.16.

         "Termination Date" means April 1, 2005, or such later date to which such date may be extended in accordance with Section 11.12.

         "Term Out Option" shall have the meaning ascribed such term in the Note.

         "Term Out Amount" means the then outstanding principal balance of the Loan due and owing the Bank under the Note, if the Bank elects not to extend the then existing Termination Date and the Borrower elects to cap the line of credit as provided in the Note pursuant to the Term Out Option..

         "Total Liabilities" means, as to any Person as of a given date, all liabilities which would, in conformity with GAAP, be properly classified as a liability on a consolidated balance sheet of such Person as of such date, and in any event shall include (without duplication and whether or not a liability under GAAP) all of the following:

         (a)......all letter of credits of such Person;

         (b)......all purchase and repurchase obligations and forward commitments evidenced by binding contracts, including forward equity commitments and contracts to purchase real property, reasonably determined to be owing under any such contract assuming such contract were terminated as of such date;

         (c)......all quantifiable contingent obligations of such Person including, without limitation, all Guarantees of Indebtedness by such Person and exposure under swap agreements;

         (d)......all Off Balance Sheet Liabilities of such Person and the
Ownership Share of the Off Balance Sheet Liabilities of Unconsolidated Affiliates of such Person;

         (e)......all Indebtedness of Subsidiaries of such Person, provided that
Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary shall be included in Total Liabilities only to the extent of the Borrower's Ownership Share of such Subsidiary (unless the Borrower or a Wholly Owned Subsidiary of the Borrower is otherwise obligated in respect of such Indebtedness); and

         (f)......such Person's Ownership Share of the Indebtedness of any
Unconsolidated Affiliate of such Person.

For purposes of this definition:

         (1)......Total Liabilities shall not include Indebtedness with respect to letters of credit if, and to the extent, such letters of credit are issued

                  (i) to secure obligations to municipalities to perform work in connection with construction of projects, such exclusion under this clause (i) to be to the extent there are reserves for such obligations under the construction loan for the applicable project;

                  (ii) in support of permanent loan commitments, in lieu of a deposit;

                  (iii) as a credit enhancement for Indebtedness incurred by an Subsidiary of Borrower, but only to the extent such Indebtedness is already included in Total Liabilities; or

                  (iv) as a credit enhancement for Indebtedness incurred by a Person which is not an Affiliate of Borrower, such exclusion under this clause (iv) to be to the extent of the value of any collateral provided by such Person to secure such letter of credit.

         (2)......obligations under short-term repurchase agreements entered into as part of a cash management program shall not be included as Total Liabilities.

         "Type" with respect to any Advance, refers to whether such Advance is a LIBOR Advance or Base Rate Advance.

         "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "Unconsolidated Affiliate" means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "Wholly Owned Subsidiary" means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the ease of a corporation, directors' qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

         1.2......Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements required to be delivered from time to time pursuant to
Article 8 hereof.

                                    ARTICLE 2
             COMMITMENT: FUNDING AND TERMS OF REVOLVING CREDIT LOAN

         2.1......Revolving Advances.

         (a)......Making of Revolving Advances. Subject to the terms and conditions set forth in this Agreement, including without limitation, Section
2.11 below, the Bank agrees to make Revolving Advances to the Borrower during the period from and including the Effective Date to but excluding the Termination Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (i) the principal sum of Ten Million and

No/100's Dollars ($10,000,000.00) (the "Commitment") and (ii) the Borrowing Base. Each borrowing of Revolving Advances shall be in an aggregate principal amount of $100,000 and integral multiples of $1,000 in excess of that amount (except that any borrowing of Revolving Advances may be in the aggregate amount of the unused Commitment). Within the foregoing limits and subject to the terms and conditions of this Loan Agreement, the Borrower may borrow, repay and reborrow Revolving Advances.

         (b)......Requests for Revolving Advances. Not later than 1:00 p.m.
Atlanta time at least 3 Business Days prior to a borrowing of LIBOR Advances, and one Business Day prior to a borrowing of a Base Rate Advance, the Borrower shall deliver to the Bank a Notice of Borrowing. Each Notice of Borrowing shall specify the aggregate principal amount of the Revolving Advances to be borrowed, the date such Revolving Advances are to be borrowed (which must be a Business
Day), the Type of the requested Revolving Advances, and if such Revolving Advances are to be LIBOR Advances, the initial Interest Period for such Revolving Advances. If the Borrower fails to indicate the Type of Revolving Advances being borrowed in a Notice of Borrowing, then the Borrower shall be deemed to have requested a borrowing of LIBOR Advances having an Interest Period of one month. Prior to delivering a Notice of Borrowing, the Borrower may request that the Bank provide the Borrower with a current quote of LIBOR. The Bank shall provide such quoted rate to the Borrower on the date of such request or as soon as possible thereafter.

         (c)......Funding of Revolving Advances. Promptly after receipt of a
Notice of Borrowing under the immediately preceding subsection (b), the Bank shall deposit an amount equal to the Revolving Advance to be made by the Bank to the Borrower in its account at the Principal Office, in immediately available funds not later than 10:00 a.m. Atlanta time on the date of such proposed Revolving Advances.

         2.2......Rates and Payment of Interest on Advances.

         (a)......Rates. The Borrower promises to pay to the Bank interest on the unpaid principal amount of each Revolving Advance made by such Bank for the period from and including the date of the making of such Revolving Advance to but excluding the date such Revolving Advance shall be paid in full, at the following per annum rates:

                  (i) during such periods as such Revolving Advance is a LIBOR Advance, at LIBOR for such Revolving Advance for the Interest Period therefor, plus 1.0%.

                  (ii) during such periods as such Revolving Advance is a Base Rate Advance, at the Base Rate (as in effect from time to time); and

Notwithstanding the foregoing, while any Event of Default shall exist, the Borrower shall, upon and after the Bank's demand, pay to the Bank interest at the Default Rate on the outstanding principal amount of the Loan and on any other amount payable by the Borrower hereunder or under any other Loan Document (including without limitation, accrued but unpaid interest to the extent not prohibited under Applicable Law).

         (b)......Payment of Interest. All accrued and unpaid interest on the outstanding principal amount of the Loan shall be payable (i) monthly in arrears on the first day of each month, commencing with the first full calendar month occurring after the Agreement Date and (ii) on any date on which all or any portion of the principal balance of the Loan is due and payable in full (whether at maturity, due to acceleration or otherwise). Interest payable at the Default Rate shall be payable from time to time on demand. All determinations by the Bank of an interest rate hereunder shall be conclusive and binding on the Banks and the Borrower for all purposes, absent manifest error.

         2.3......Number of Interest Periods.

         Notwithstanding anything to the contrary contained in this Agreement, there may be no more than four (4) different Interest Periods outstanding at the same time.

         2.4......Repayment of Advances.

         The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Advances on the Termination Date unless Borrower exercises its "Term-Out Rights" under the Note.

         2.5......Prepayments.
                  -----------

         (a)......Optional. Subject to Section 5.4, the Borrower may prepay any
Advance at any time without premium or penalty. The Borrower shall give the Bank at least 3 Business Days prior notice of the prepayment of any LIBOR Advance. Each voluntary prepayment of Revolving Advances shall be in an aggregate minimum amount of $100,000 and integral multiples of $1,000 in excess thereof

         (b)......Mandatory.
                  ---------

                  (i) Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Advances, exceeds the aggregate amount of the Commitment, the Borrower shall no later than 2 days following the Bank's demand, pay to the Bank the amount of such excess.

                  (ii) Borrowing Base Overadvance. If at any time the aggregate principal amount of all outstanding Advances exceeds the Borrowing Base, the Borrower shall, within 30 days of the earlier of (A) receipt by the Borrower of notice from the Bank stating that such excess exists or (B) the date the Borrower delivers (or was required to deliver) a Borrowing Base Certificate indicating the existence of such excess, deliver to the Bank for prompt distribution to the Bank a written plan acceptable to the Bank to eliminate such excess. If such excess is not eliminated within 90 days of the earlier of receipt by the Borrower of such notice or the date the Borrower delivers (or was required to deliver) such Borrowing Base Certificate, an Event of Default shall be deemed to have occurred hereunder.

All payments under this subsection (b) shall be applied to pay all amounts of excess principal outstanding on the applicable Advances, and the remainder, if any, shall be paid to the Borrower or whomever else may be legally entitled to such remainder.

         2.6......Late Charges.

         So long as the Default Rate is not payable with respect to the Obligations as provided in Section 2.3, if any payment required under this Loan Agreement is not paid within 15 days after it becomes due and payable, the Borrower shall pay a late charge for late payment to compensate the Bank for the loss of use of funds and for the expenses of handling the delinquent payment, in an amount equal to three percent (3.0%) of such delinquent payment. Such late charge shall be paid in any event not later than the due date of the next subsequent installment of principal and/or interest. In the event the maturity of the Obligations hereunder occurs or is accelerated pursuant to Section 10.2, this Section shall apply only to payments overdue prior to the time of such acceleration. This Section shall not be deemed to be a waiver of the Banks' right to accelerate payment of any of the Obligations as permitted under the terms of this Agreement.

         2.7......Provisions Applicable to LIBOR Advances; Limitation on Base
Rate Advances.

         (a)......Continuation of LIBOR Advances. Subject to the other terms and conditions of this Agreement, including without limitation, the immediately following subsection (c), the Borrower may on any Business Day, with respect to any LIBOR Advance, elect to maintain such LIBOR Advance or any portion thereof as a LIBOR Advance by selecting a new Interest Period for such LIBOR Advance. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Bank a Notice of Continuation not later than 10:00 a.m. Atlanta time on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be in the form of a Notice of Continuation, specifying (i) the proposed date of such Continuation, (ii) the LIBOR Advance and portion thereof subject to such Continuation and (iii) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Advances outstanding hereunder. Each Continuation of LIBOR Advances shall be in an aggregate minimum amount of $100,000 and integral multiples of $1,000 in excess thereof promptly after receipt of a Notice of Continuation, the Bank shall notify each Bank of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Advance in accordance with this Section, such Advance will automatically, on the last day of the current Interest Period therefor, continue as a LIBOR Advance having an Interest Period of one month.

         (b)......Conversion of LIBOR Advances. Subject to the other terms and conditions of this Agreement, including without limitation, the immediately following subsection (c), the Borrower may on any Business Day, upon the Borrower's giving of a Notice of Conversion to the Bank, Convert all or a portion of an Advance of one Type into an Advance of another Type. Any Conversion of a LIBOR Advance into a Base Rate Advance shall be made on, and only on, the last day of an Interest Period for such LIB0R Advance. Each such

Notice of Conversion shall be given not later than 10:00 a.m. Atlanta time one Business Day prior to the date of any proposed Conversion into Base Rate Advances and three Business Days prior to the date of any proposed Conversion into a LIBOR Advance. Subject to the restrictions specified above, each Notice of Conversion shall be in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Advance to be Converted, (c) the portion of such Type of Advance to be Converted, (d) the Type of Advance such Advance is to be Converted into and (e) if such Conversion is into a LIBOR Advance, the requested duration of the Interest Period of such Advance. Each Conversion of Base Rate Advances into LIBOR Advances shall be in an aggregate minimum amount of $100,000 and integral multiples of $1,000 in excess thereof

         (c)......Conditions to Conversion and Continuation. The effectiveness of (i) the Continuation of a LIIBOR Advance and (ii) the conversion of a Base Rate Advance into a LIBOR Advance, is subject to the condition that:

                  (x) none of the following exists as of the date of such Continuation or Conversion and none would exist immediately after giving effect thereto: (A) any Default under subsection (a), (b)(i),
         (e) or (f) of Section 10.1, (B) any other Default as to which the Bank has given the Borrower notice and (C) an Event of Default; and

                  (y) such Continuation or Conversion is not otherwise prohibited under this Loan Agreement.

         (d)......Limitation on Interest Period Duration During Default.
Notwithstanding anything to the contrary contained in this Loan Agreement, no LIBOR Advance that may otherwise be made hereunder shall have an Interest Period longer than one month if any Default exists.

         2.8......Note.

         The Loan Balance and all subsequent Advances made by the Bank shall, in addition to this Loan Agreement, also be evidenced by the Note.

         2.9......Voluntary Reductions of the Commitment.

         The Borrower may terminate or reduce the unused amount of the Commitment at any time and from time to time without penalty or premium upon not less than 5 Business Days prior notice to the Bank of each such reduction or termination, which notice shall specify the effective date thereof and, in the case of a reduction, the amount of such reduction (which shall not be less than $1,000,000 and integral multiples of $100,000 in excess of that amount in the aggregate) and shall be effective only upon receipt by the Bank. The Commitment, once reduced or terminated pursuant to this Section, may not be increased or reinstated. The Borrower shall pay all interest and fees, on the Advances accrued to the date of such reduction or termination of the Commitment to the Bank, including but not limited to any applicable compensation due to each Bank in accordance with Section 5.4 of this Loan Agreement.

         2.10.....Amount Limitations.

         Notwithstanding any other term of this Loan Agreement or any other Loan Document, the Bank shall not be required to make any Advance, if immediately after the making of such Advance the aggregate principal amount of all outstanding Advances would exceed either (a) the aggregate amount of the Commitment or (b) the Borrowing Base.

         2.11.....Funding the Loan. Each Advance hereunder, other than the Loan
Balance outstanding on the Closing Date shall be made upon the written request of the Borrower to the Bank, specifying the date and amount and intended use thereof. All advances hereunder shall be made by depositing the same to the checking account of Borrower at the Bank or other methods acceptable to Borrower and Bank.

         2.12.....Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement, the Note or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Bank at its Principal Office, not later than 11:00 a.m. Atlanta time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.7, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Bank the amounts payable by the Borrower hereunder to which such payment is to be applied.

         2.13.....Computations.

         Unless otherwise expressly set forth herein, any accrued interest on any Advance, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

         2.14.....Taxes.

         (a)......Taxes Generally. All payments by the Borrower of principal of, and interest on, the Advances and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between the Bank and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Bank pursuant to or in respect of this Loan Agreement or any other Loan Document), (iii) any taxes imposed on or measured by the Bank's assets, net income, receipts or branch profits and (iv) any taxes arising after the date of this Loan Agreement solely as a result of or attributable to the Bank changing its designated Lending Office after the date the Bank becomes a party hereto (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will:

                  (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                  (ii) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such Governmental Authority; and

                  (iii) pay to the Bank for its account or such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank will equal the full amount that the Bank would have received had no such withholding or deduction been required.

         (b)......Tax Indemnification. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Bank, for its account or the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure.

         2.15.....Transition Provisions. The $10,000,000.00 Loan Balance
currently outstanding on the Existing Revolver shall be deemed to have been advanced to Borrower by Bank under the Note, shall be governed by this Loan Agreement from and after the date hereof, and secured by the Mortgages and other Collateral Documents, regardless of the date of the actual advance of all or any portion of the Loan Balance. All accrued but unpaid interest on the Loan Balance which was outstanding on the Closing Date shall remain payable to the Bank in accordance with the terms of this Third Amended and Restated Loan Agreement and the Note. Neither the execution and delivery of this Loan Agreement, the Note and/or any other Loan Document, certificate, agreement, amendment, instrument or other document in connection with this Loan Agreement shall or shall be deemed to constitute a novation, payment, discharge, release, subordination or waiver of the Loan Balance, the accrued interest thereon, or the perfection, attachment or priority of the liens, encumbrances and continuing security interests which now and will hereafter secure the repayment of the Loan Balance, the accrued interest thereon, and the Loan and all other Advance and interest and other sums accruing or payable thereon from and after the date hereof.

                                    ARTICLE 3
                    REQUIRED PAYMENTS, PLACE OF PAYMENT, ETC.

         3.1......Payment of Principal and Interest. Unless sooner accelerated to immediate maturity upon the occurrence of an Event of Default, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Advances on the Termination Date unless Borrower is entitled to and timely exercises its Term-Out Option under the Note. Interest accruing on the Revolving Advances, unless sooner accelerated to immediate maturity, shall be payable in arrears on the first day of each month after the Agreement Date.

         3.2......Prepayments. (a) Optional. Subject to Section 5.4, the
Borrower may prepay any Advance at any time without premium or penalty. The Borrower shall give the Bank at least 3 Business Days prior notice of the prepayment of any LIBOR Advance. Each voluntary prepayment of Revolving Advances shall be in an aggregate minimum amount of $100,000 and integral multiples of $1,000 in excess thereof

         (b)......Mandatory.

                  (i) Commitment Overadvance. If at any time the aggregate principal amount of all outstanding Advances, exceeds the aggregate amount of the Commitment, the Borrower shall no later than 2 days following the Bank's demand, pay to the Bank the amount of such excess.

                  (ii) Borrowing Base Overadvance. If at any time the aggregate principal amount of all outstanding Advances exceeds the Borrowing Base, the Borrower shall, within 30 days of the earlier of (A) receipt by the Borrower of notice from the Bank stating that such excess exists or (B) the date the Borrower delivers (or was required to deliver) a Borrowing Base Certificate indicating the existence of such excess, deliver to the Bank for prompt distribution to the Bank a written plan acceptable to the Bank to eliminate such excess. If such excess is not eliminated within 90 days of the earlier of receipt by the Borrower of such notice or the date the Borrower delivers (or was required to deliver) such Borrowing Base Certificate, an Event of Default shall be deemed to have occurred hereunder.

         All payments under this subsection (b) shall be applied to pay all amounts of excess principal outstanding on the applicable Advances, and the remainder, if any, shall be paid to the Borrower or whomever else may be legally entitled to such remainder.

         3.3 .....Place and Time of Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement, the Note or any other Loan Document shall be made in Dollars, in immediately available funds, without setoff, deduction or counterclaim, to the Bank at its Principal Office, not later than 1:00 p.m. Atlanta time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.7, the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Bank the amounts payable by the Borrower hereunder to which such payment is to be applied.


                                    ARTICLE 4
                              CONDITIONS OF LENDING

         4.1......Conditions Precedent to Closing and Continued Advances. The
obligation of the Bank to continue and/or make further Revolving Credit Advances hereunder is subject to the condition precedent that the Bank shall have received, all of the following in form and substance satisfactory to the Bank:

                  (a) This Loan Agreement.

                  (b) The Note.

                  (c) The Mortgages, and all amendments thereto required by the Bank, each in form and content satisfactory to the Bank whose approval shall not be unreasonably withheld, conditioned or delayed, together with a title commitment from a title insurance company acceptable to the Bank, providing for the issuance of a new title insurance policy or an endorsement or endorsements as to the continuing priority of the mortgagee's loan policy or policies insuring the lien of the Mortgages in form and substance satisfactory to the Bank but not more frequently in the case of title policy endorsements to be issued as of a date subsequent to the Closing Date than every three (3) years if at Borrower's expense.

                  (d) Current financial statements of the Borrower in form satisfactory to the Bank to be held by the Bank in strict confidence except to the extent the same are filed with the SEC.

                  (e) Certified copy of Borrower's limited partnership agreement and certificate of limited partnership, together with all amendments thereto and a certificate of existence for the Borrower.

                  (f) Certified copies of the organization documents, as amended, of the Parent and each of the Operating Companies.

                  (g) Certified corporate resolutions of Borrower's General Partner in form and content acceptable to the Bank, and certificate(s) of existence for Borrower's general partner from the state of its incorporation and such other states as Bank shall require, together with a copy of the charter and bylaws of the General Partner.

                  (h) The opinion of counsel for Borrower and the General Partner that the transactions herein contemplated have been duly authorized by all requisite corporate and partnership authority, that this Loan Agreement and the other Loan Document instruments and documents herein referred to have been duly authorized, validly executed and are in full force and effect, and pertaining to such other matters as the Bank may require.

                  (i) A certificate from an insurance company, satisfactory to Bank, setting forth the information concerning insurance which is required by the Mortgages; or, if the Bank shall so require, certified copies of the original insurance policies evidencing such insurance.

                  (j) Current surveys of the properties subject to each of the Mortgages, if any such properties have changed since the date of the last survey provided to the Bank, indicating the location of all building lines, easements (visible, reflected in the public records or otherwise) and any existing improvements or encroachments, which survey shall contain no set of facts objectionable to the Bank and shall be accompanied by the Bank's usual survey certificate.

         4.2......Conditions Precedent to All Revolving Credit Loan Advances.
The obligation of the Bank to make Revolving Credit Advances pursuant hereto (including the initial advance at the Closing Date) shall be subject to the following additional conditions precedent:

                  (a)......The Borrower shall have furnished to the Bank a
written request stating the amount of Revolving Credit Advance requested together with the intended use of the advance.

                  (b)......The Borrower shall not be in default of any of the terms and provisions hereof or of any instrument or document now or at any time hereafter evidencing or securing all or any part of the Revolving Credit Loan indebtedness. Each of the Warranties and Representations of the Borrower, as set out in Article 6 hereof shall remain true and correct in all material respects as of the date of such Advance.

                  (c)......Within forty-five (45) days after each July 1 and
January 1 so long as the Bank shall have any obligation to continue or make Revolving Credit Advances under this Agreement, Borrower shall furnish to the Bank a Compliance Certificate executed by a duly authorized officer of Borrower, in the form of Exhibit "B" attached hereto.

                  (d)......The amount of the requested Revolving Credit Advance, when aggregated with the principal balance of the Loan then outstanding shall not exceed the lesser of (i) $10,000,000.00, or (ii) the Borrowing Base.

                                    ARTICLE 5
                             YIELD PROTECTION, ETC.

         5.1......Additional Costs; Capital Adequacy.

         (a)......Additional Costs. The Borrower shall promptly pay to the Bank from time to time such amounts as the Bank may reasonably determine to be necessary to compensate the Bank for any costs incurred by the Bank that it reasonably determines are attributable to its making or maintaining of any LIBOR Advances or its obligation to make any LIBOR Advances hereunder, any reduction in any amount receivable by the Bank under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Advances or such obligation or the maintenance by the Bank of capital in respect of its LIBOR Advances (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to the Bank under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Advances or its Commitment (other than taxes imposed on or measured by the overall net income of the Bank or of its Lending Office for any of such LIBOR Advances by the jurisdiction in which the Bank has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Advances is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by the Bank (or its parent corporation), or any commitment of the Bank (including, without limitation, the Commitment of the Bank hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of the

Bank to a level below that which the Bank could have achieved but for such Regulatory Change (taking into consideration the Bank's policies with respect to capital adequacy).

         (b)......Bank's Suspension of LIBOR Advances. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, the Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Bank that includes deposits by reference to which the interest rate on LIBOR Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of the Bank that includes LIBOR Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if the Bank so elects by notice to the Borrower, the obligation of the Bank to make or Continue, or to Convert Base Rate Advances into, LIBOR Advances hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provision of Section 5.5 shall apply).

         (c)......Notification and Determination of Additional Costs. The Bank
agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Bank to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that if the Bank shall fail to give such notice within 45 days after it obtains actual knowledge of such event, then the Bank shall only be entitled to compensation under any of the preceding subsections for compensable amounts attributable to such event arising following the date the Bank, as the case may be, obtains actual knowledge of such event. The Bank agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request for compensation under this Section. Determinations by the Bank of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

         5.2......Suspension of LIBOR Advances.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:

                  (a) the Bank reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Advances as provided herein or is otherwise unable to determine LIBOR, or

                  (b) the Bank reasonably determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Advances for such Interest Period is to be determined are not likely to adequately cover the cost to the Bank of making or maintaining LIBOR Advances for such Interest Period;

then the Bank shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Bank shall be under no obligation to, and shall not, make additional LIBOR Advances, Continue LIBOR Advances or Convert Advances into LIBOR Advances and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Advance, either prepay such Advance or Convert such Advance into a Base Rate Advance.

         5.3......Illegality.

         Notwithstanding any other provision of this Agreement, if the Bank shall determine (which determination shall be conclusive and binding) that it is unlawful for the Bank to honor its obligation to make or maintain LIBOR Advances hereunder, then the Bank shall promptly notify the Borrower thereof and the Bank's obligation to make or Continue, or to Convert Revolving Advances of any other Type into, LIBOR Advances shall be suspended until such time as the Bank may again make and maintain LIBOR Advances (in which case the provisions of Section 5.5 shall be applicable).

         5.4......Compensation.

         The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient to compensate the Bank for any loss, cost or expense that the Bank reasonably determines is attributable to:

         (a)......any payment or prepayment (whether mandatory or optional) of a
LIBOR Advance or Conversion of a LIBOR Advance, made by the Bank for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Advance; or

         (b)......any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Section 2.8(c) to be satisfied) to borrow a LIBOR Advance from the Bank on the date for such borrowing, or to Convert a Base Rate Advance into a LIBOR Advance or Continue a LIIBOR Advance on the requested date of such Conversion or Continuation.

Not in limitation of the foregoing, such compensation shall include, without limitation; in the case of a LIBOR Advance, an amount equal to the then present value of (A) the amount of interest that would have accrued on such LIBOR Advance for the remainder of the Interest Period at the rate applicable to such LIBOR Advance, less (B) the amount of interest that would accrue on the same LIBOR Advance for the same period if LIBOR were set on the date on which such L1BOR Advance was repaid, prepaid or Converted or the date on which the Borrower failed to borrow, Convert or Continue such LIBOR Advance, as applicable, calculating present value by using as a discount rate LIBOR quoted on such date. Upon Borrower's request, the Bank shall provide the Borrower with a statement setting forth the basis for requesting such compensation and the method for determining the amount thereof Any such statement shall be conclusive absent manifest error.

         5.5......Treatment of Affected Advances.

         If the obligation of the Bank to make LIBOR Advances or to Continue, or to Convert Base Rate Advances into, LIBOR Advances shall be suspended pursuant to Section 5.2 or Section 5.3 then the Bank's LIBOR Advances shall be automatically Converted into Base Rate Advances on the last day(s) of the then current Interest Period(s) for LIBOR Advances (or, in the case of a Conversion required by Section 5.2 on such earlier date as the Bank may specify to the Borrower) and, unless and until the Bank gives notice as provided below that the circumstances specified in Section 5.1, Section 5.2 or Section 5.3 that gave rise to such Conversion no longer exist:

         (a)......to the extent that the Bank's LIBOR Advances have been so
Converted, all payments and prepayments of principal that would otherwise be applied to the Bank's LIIBOR Advances shall be applied instead to its Base Rate Advances; and

         (b)......all Revolving Advances that would otherwise be made or
Continued by the Bank as LIBOR Advances shall be made or Continued instead as Base Rate Advances, and all Base Rate Advances of the Bank that would otherwise be Converted into LIBOR Advances shall remain as Base Rate Advances.

         5.6......Change of Lending Office.

         The Bank agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Advances affected by the matters or circumstances described in Sections 2.16, 5.1 or 5.3 to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to the Bank, as determined by the Bank in its sole discretion, except that the Bank shall have no obligation to designate a Lending Office located in the United States of America.

         5.7......Assumptions Concerning Funding of LIBOR Advances.

         Calculation of all amounts payable to the Bank under this Section 5 shall be made as though the Bank had actually funded LIIBOR Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Advances in an amount equal to the amount of the LIBOR Advances and having a maturity comparable to the relevant Interest Period; provided, however, that the Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Section 5.

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Bank that:

         6.1......Partnership Status. It is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; it has the power and authority to own its properties and assets and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary. The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; it has the power, corporate and otherwise, to serve as the Borrower's sole general partner and is duly qualified to carry on its business in every jurisdiction wherein such qualification is necessary except where the failure to be so qualified would not have a material adverse effect upon either the Borrower or the General Partner.

         6.2......Power and Authority. The execution, delivery and performance of the Loan Agreement, the Note, the Mortgages and the Mortgage Amendments to be executed in connection therewith by the Borrower have been duly authorized by all requisite action and, to the best of Borrower's knowledge, will not violate any provisions of law, any order of any court or other agency of government, the limited partnership agreement of the Borrower, any provision of any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower's properties or assets are bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower, except for liens and other encumbrances provided for and securing the indebtedness covered by this Loan Agreement.

         6.3......Financial Condition.

                  (e) (i) The audited balance sheet of Borrower for the fiscal year end as of December 31, 2002, and the related statement of income and changes in financial conditions for the year then ended, a copy of each of which has been furnished to the Bank, together with any explanatory notes therein referred to and attached thereto, are correct and complete and fairly present the financial condition of Borrower as at the date of said balance sheet and the results of its operations for the period then ending. All such financial statements have been prepared in accordance with GAAP.

                  (ii) There has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower since December 31, 2002.

                  (b) (i) The audited balance sheet of CBL Properties, Inc. for the fiscal year ended as of December 31, 2002, and the related statement of income and changes in financial conditions for the year then ended, a copy of which has been furnished to the Bank, together with any explanatory notes therein referred to and attached thereof, are correct and complete and fairly present the financial condition of CBL Properties, Inc. as at the date of said balance sheet and the results of its operations for the period then ending. All such financial statements have been prepared in accordance with GAAP applied on a consistent basis maintained through the period involved.

                  (ii) There has been no substantial adverse change in the business, properties or condition, financial or otherwise, of CBL Properties, Inc. since December 31, 2002.

                  (c) The warranties and representations made in this Section
6.3 are and were made as of the date of this Loan Agreement and any violation thereof shall be determined as of that date and as of the date that subsequent Revolving Credit Loan Advances are made to Borrower.

         6.4......Title to Assets. Borrower has good and marketable title to all its properties and assets reflected on the most recent balance sheet furnished to Bank subject to the Permitted Encumbrances.

         6.5......No Litigation. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending, or, to the knowledge of the Borrower threatened against or affecting Borrower, or any properties or rights of Borrower, which, if adversely determined, would materially adversely affect the financial or any other condition of Borrower.

         6.6......Taxes. Borrower has filed or caused to be filed all federal, state or local tax returns which are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof.

         6.7......Contracts or Restrictions Affecting Borrower. Borrower, in its
opinion, is not a party to any agreement or instrument or subject to any partnership agreement restrictions adversely affecting its business, properties or assets, operations or condition (financial or otherwise) other than this Loan Agreement and loan or property partnership agreements with other lenders, which agreements contain certain restrictive covenants or other agreements entered into in the ordinary course of business.

         6.8......No Default. No event has occurred and not been cured or waived under any agreement or instrument to which Borrower is a party prior to the expiration of any applicable notice and cure period, which default if not cured would materially and substantially affect the financial condition, property or operations of the Borrower or any Loan Party. For the purposes of this Paragraph 6.8, monetary defaults specifically excepted under the provisions of Paragraph
9.2 below (which excludes non-recourse debt), shall not be deemed material defaults.

         6.9......Patents and Trademarks. Borrower and each Loan Party possesses all necessary patents, trademarks, trade names, copyrights, and licenses necessary to the conduct of its businesses.

         6.10.....ERISA. To the best of Borrower's knowledge and belief,
Borrower and each Loan Party is in compliance with all applicable provisions of the Employees Retirement Income Security Act of 1974 ("ERISA") and all other laws, state or federal, applicable to any employees' retirement plan maintained or established by it.

         6.11.....Hazardous Substances. No Hazardous Substances are unlawfully located on or have been unlawfully stored, processed or disposed of on or unlawfully released or discharged (including ground water contamination) from any Collateral Property owned by Borrower or other Loan Party which is encumbered by the Mortgages and no above or underground storage tanks exist unlawfully on any such Collateral Property. No private or governmental lien or judicial or administrative notice or action related to Hazardous Substances or other environmental matters has been filed against any Collateral Property which, if adversely determined, would materially adversely affect the business, operations or the financial condition of Borrower or any other Loan Party.

         6.12.....Ownership of Borrower. As of the date hereof, CBL & Associates
Properties, Inc. owns an approximately fifty-one percent (54.5%) of the partnership interests in the Borrower and all of the issued and outstanding capital stock of the General Partner.

         6.13.....Compliance With Applicable Laws. Borrower and each of the other Loan Parties have complied in all material respects with all applicable laws with respect to any restrictions, specifications, or other requirements pertaining to the conduct of Borrower's or such Loan Party's business and the use, maintenance, and operation of the real and personal properties owned or leased by it in the conduct of its business.

                                    ARTICLE 7
                        AFFIRMATIVE COVENANTS OF BORROWER


         For so long as this Agreement is in effect, unless the Bank shall otherwise consent in the manner provided for in Section 11.1, the Parent and the Borrower, as applicable, shall comply with the following covenants:

         7.1......Preservation of Existence and Similar Matters.

         The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.

         7.2......Compliance with Applicable Law.

         The Parent and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect.

         7.3      Maintenance of Property.

         In addition to the requirements of any of the other Loan Documents, the Parent and the Borrower shall, and shall cause each Loan Party owning a

Collateral Property, to keep all Collateral in good working order and condition, ordinary wear and tear and insured casualty losses excepted.

         7.4......Insurance.

         The Parent and the Borrower shall, and shall cause each Loan Party owning a Collateral Property to, maintain insurance with respect to Collateral in which such Loan Party has an interest as required by the terms of any Collateral Document relating to such Collateral.

         7.5......Payment of Taxes and Claims.

         The Parent and the Borrower shall, and shall cause each Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person, provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is (x) being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Person, or (y) bonded or otherwise insured against to the reasonable satisfaction of the Bank.

         7.6......Books and Records; Inspections.

         The Parent and the Borrower will, and will cause each other Loan Party and each other Subsidiary to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. The Parent and the Borrower will, and the Borrower will cause each Loan party that owns a Collateral Property to, permit representatives of the Bank (with reasonable prior notice so long as no Event of Default then exists) to visit and inspect any of their respective properties, including without limitation, inspections of any Collateral Property, for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Substances into, onto, beneath or from such Property, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times during business hours and as often as may reasonably be requested; provided, however, unless an Event of Default exists (a) the Bank's exercise of its rights under this Section shall be limited to one inspection during any period of 12 consecutive months, (b) any discussions with the independent public accountants of the Parent and Borrower may be conducted only in the presence of the Borrower, (c) the Bank may not discuss the affairs, finances and accounts of the Parent or the Borrower with their employees pursuant to this Section. The Borrower shall reimburse the Bank for its costs and expenses incurred in connection with the exercise of their rights under this Section.

         7.7......Use of Proceeds.

         The Borrower will only use the proceeds of Advances for purposes not prohibited by Applicable Law or by this Agreement. The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary or the Parent to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock if, in any such case, such use might result in any of the Advances or other Obligations being consider to be "purpose credit" directly or indirectly secured by margin stock within the meaning of Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

         7.8......Environmental Matters.

         The Parent and the Borrower shall, and shall cause each other Loan Party to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Parent, Borrower or any Loan Party shall (a) receive notice that any violation of any Environmental Law has been committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against any such Person alleging violations of any Environmental Law or requiring any such Person to take any action in connection with the release of Hazardous Substances or (c) receive any notice from a Governmental Authority or private party alleging that any such Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Substances or any damages caused thereby, and such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Bank with a copy of such notice within 10 days after the receipt thereof by such Person or any of the Subsidiaries.

         7.9......Further Assurances.

         At the Borrower's cost and expense and upon request of the Bank, the Parent and Borrower shall, and shall cause each Loan party that owns a Collateral Property to, duly execute and deliver or cause to be duly executed and delivered, to the Bank such further instruments, guaranties, deeds of trust, indemnities, assignments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Bank to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         7.10.....REIT Status.

         The Parent shall at all times maintain its status as a REIT.

         7.11.....Exchange Listing.

         The Parent shall maintain outstanding at least one class of common shares of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market's National Market System.

         7.12.....Major Property-Level Agreements; Major Leases; SNDAs.

         (a)......Major Property-Level Agreement and Major Leases. Prior to the
Borrower or any Loan Party owning a Collateral Property entering into a Major Property-Level Agreement or Major Lease with respect to such Collateral Property, the Borrower shall, or shall cause such Loan party, to deliver to the Bank for the Bank's approval (not to be unreasonably withheld) a reasonably detailed summary of the material terms of such Major Property-Level Agreement or Major Lease. If requested by the Bank, the Borrower shall deliver a complete copy of such Major Property-Level Agreement or Major Lease. If the Bank shall fail to notify the Borrower whether the Bank has approved or not approved of the terms of such Major Property-Level Agreement or Major Lease within 10 Business Day's of the Bank's receipt of the applicable summary of material terms (or if the Bank has requested a copy of such Major Property-Level Agreement or Major Lease, within 10 Business Days of the Bank's receipt of such copy) then the Bank shall be deemed to have given its approval thereof

         (b)......SNDAs. Within sixty (60) days after the execution of each
Major Lease, the Borrower agrees to use its best efforts to deliver or to cause to be delivered to the Bank a fully executed and acknowledged non-disturbance, attornment, estoppel and subordination agreement from the tenant under such Major Lease. At the Bank's request, the Borrower shall also exercise diligent efforts to deliver fully executed estoppel certificates executed by the parties to the Major Property-Level Agreements. All agreements required under the terms of this subsection shall be in form and substance reasonably satisfactory to the Bank.

         7.13.....Single Asset Entities

         The Parent and Borrower shall not permit any Loan Party that owns a Collateral Property to (a) acquire any assets (including Equity Interests in a Person) other than such Collateral Property and other assets incidental to such Loan Party's ownership of the Collateral Property, or (b) engage in any other business other than the business of owning, operating and developing the one Collateral Property. The Parent and Borrower shall not, and shall not permit any Loan Party to, sell, transfer, assign or otherwise dispose of any Equity Interest in any Loan Party that owns a Collateral Property to any Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower.

                                    ARTICLE 8
                                   INFORMATION

         For so long as this Agreement is in effect, unless the Bank shall otherwise consent in the manner set forth in Section 11.1, the Borrower shall furnish to the Bank at its Principal Office:

         8.1......Quarterly Financial Statements.

         Within 5 Business Days of the filing thereof, a copy of each report on Form 10-Q (or its equivalent) which the Parent shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). If the Parent ceases to file such reports, or if any such report filed does not contain any of the following, then the Borrower shall deliver as soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Parent, the unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of operations and cash flows of the Parent and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer, controller, financial officer or accounting officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

         8.2......Year-End Statements.

         Within 5 Business Days of the filing thereof, a copy of each report on Form 10-K (or its equivalent) which the Parent shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor). If the Parent ceases to file such reports, or if any such report filed does not contain any of the following, then the Borrower shall deliver as soon as available and in any event within 120 days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of operations, shareholders! equity and cash flows of the Parent and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer or chief accounting officer of the Parent, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Parent and its Subsidiaries as at the date thereof and the result of operations for such period and (b) Deloitte & Touche or any other independent certified public accountants of recognized national standing, whose certificate shall be unqualified and in scope and substance required by generally accepted auditing standards and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Bank pursuant to this Agreement.

         8.3......Compliance Certificate.

         At the time the financial statements are furnished pursuant to the immediately preceding Sections 8.1 and 8.2, a certificate substantially in the form of Exhibit B (a "Compliance Certificate") executed on behalf of the Borrower by the chief financial officer, controller, financial officer or accounting officer of the Borrower (a) setting forth as of the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether the Parent was in compliance with the covenants contained in Article 9; and (b) stating that, to the best of such officer's knowledge, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and the steps being taken by the Parent with respect to such event, condition or failure.

         8.4......Other Information.

         (a)......Within 10 Business Days of the filing thereof, notice of the filing, and if the same are not available on-line free of charge from either the website of the Securities and Exchange Commission or the website of the Parent, copies of all registration statements (excluding the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Form 8-K (or its equivalent) and all other periodic reports which the Parent, any Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

         (b)......as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, a Borrowing Base Certificate setting forth the information to be contained therein, including without limitation, a calculation of the Permanent Loan Estimate of each Collateral Property, as of the last day of such fiscal quarter; provided, however, that any change in the Borrowing Base reflected in such Borrowing Base report shall not become effective until Bank notifies Borrower in writing of Bank's approval of such change in the Borrowing Base Certificate and satisfaction of the applicable conditions contained in Article 9. If the Bank fails to notify the Borrower whether or not the Bank approves of a change in the Borrowing Base report within 5 Business Days after the Bank receives the applicable Borrowing Base Certificate, then the Bank shall be deemed to have approved of such change;

         (c)......within 45 days after the end of each fiscal quarter of the
Borrower, an operating statement with respect to each Collateral Property, including without limitation, a quarterly and year-to-date statement of Net Operating Income determined on a cash basis and a current rent roll for such Property;

         (d)......no later than 60 days after the end of each fiscal year of the
Parent ending prior to the Termination Date, cash flow budgets (including sources and uses of cash) of the Parent and its Subsidiaries on a consolidated basis for each quarter of the next succeeding fiscal year, all itemized in reasonable detail;

         (e)......no later than 30 days after the end of each fiscal year of the
Borrower ending prior to the Termination Date, a property budget for each Collateral Property for the coming fiscal year of the Borrower;

         (f)......no more than 30 days following the consummation of any transaction of acquisition, merger or purchase of assets, involving consideration, or valued, in excess of $300,000,000 but less than $500,000,000, whether a single transaction or related series of transactions, together with a reasonably detailed description thereof

         (g)......to the extent any Senior Officer is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Parent, any Loan Party or any other Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of any Loan Party are being audited;

         (h)......prompt notice of any change in the Chairman, Chief Executive
Officer, President or Chief Financial Officer of the Parent, the Borrower, the Management Company, or any other Loan Party and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent or any Loan Party which has had or could reasonably be expected to have Material Adverse Effect;

         (i)......promptly upon the request of the Bank, evidence of the
Borrower's calculation of the Ownership Share with respect to a Subsidiary or an Unconsolidated Affiliate, such evidence to be in form and detail satisfactory to the Bank; and

         (j)......from time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding any Property or the business, assets, liabilities, financial condition, results of operations or business prospects of the Parent, the Borrower, any of their respective Subsidiaries or the Management Company as the Bank may reasonably request.

                                    ARTICLE 9
                               NEGATIVE COVENANTS

         For so long as this Agreement is in effect, unless the Bank shall otherwise consent in the manner set forth in Section 11.1, the Borrower and the Parent, as the case may be, shall comply with the following covenants:

         9.1......Financial Covenants.

         (a)......Minimum Tangible Net Worth. The Parent shall not permit
Tangible Net Worth at any time to be less than (i) $1,000,000,000 plus (ii) 50% of the Net Proceeds of all Equity Issuances effected at any time after February 28, 2003 by the Parent or any of its Subsidiaries to any Person other than the Parent or any of its Subsidiaries.

         (b)......Ratio of Total Liabilities to Gross Asset Value. The Parent
shall not permit the ratio of (i) Total Liabilities of the Parent and its Subsidiaries determined on a consolidated basis to (ii) Gross Asset Value of the Parent and its Subsidiaries determined on a consolidated basis, to exceed 0.650 to 1.00 at any time.

         (c)......Ratio of EBITDA to Interest Expense. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the fiscal quarter most recently ending to (ii) Interest Expense of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.750 to 1.00.

         (d)......Ratio of EBITDA to Debt Service. The Parent shall not permit the ratio of (i) EBITDA of the Parent and its Subsidiaries determined on a consolidated basis for the fiscal quarter most recently ending to (ii) Debt Service of the Parent and its Subsidiaries determined on a consolidated basis for such period, to be less than 1.550 to 1.00.

         (e)......Dividends and Other Restricted Payments. If an Event of
Default exists or would exist following the making of a Restricted Payment, the Parent and the Borrower will not declare or make, or permit any other Subsidiary to declare or make, any Restricted Payment except that (i) the Parent may declare or make cash distributions to its shareholders during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Parent to remain in compliance with Section 7.10; and (ii) the Parent may cause the Borrower (directly or indirectly through any intermediate Subsidiaries) to make cash distributions to the Parent and to other limited partners of the Borrower, and the Parent may cause other Subsidiaries of the Parent to make cash distributions to the Parent and to other holders of Equity Interests in such Subsidiaries, in each case (x) in an aggregate amount not to exceed the amount of cash distributions that the Parent is permitted to declare or distribute under the immediately preceding clause (i) and (y) on a pro rata basis, such that the aggregate amount distributed to the Parent does not exceed the amount that the Parent is permitted to declare or distribute under the immediately preceding clause (i). Notwithstanding the foregoing, if a Default or Event of Default specified in Section 10.1(a) resulting from the Borrower's failure to pay when due the principal of, or interest on, any of the Advances or any Fees,
Section 10.1(e) or 10.1(f) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 10.2(a), the Parent and the Borrower shall not, and shall not permit any other Subsidiary to, make any Restricted Payments whatsoever.

         (f)......Permitted Investments. The Parent shall not, and shall not permit the Borrower or other Subsidiary to, make an Investment in or otherwise own the following items which would cause the aggregate value of such holdings of such Persons to exceed the following percentages of Gross Asset Value:

                  (i) unimproved real estate such that the aggregate book value of all such unimproved real estate exceeds 10% of Gross Asset Value (for purposes of this clause (i) unimproved real estate shall not include (w) raw land subject to a ground lease under which the Borrower or a Subsidiary is the lessor and a Person not an Affiliate is the lessee; (x) Properties under development; (y) land subject to a binding contract of sale under which the Borrower or one of its Subsidiaries is the seller and the buyer is not an Affiliate of Borrower and (z) out-parcels held for lease or sale at Properties which are either completed or where development has commenced);

                  (ii) developed real estate used primarily for non-retail purposes (other than the real estate located at CBL Center, 2030 Hamilton Place Boulevard, Chattanooga, Tennessee), such that the aggregate book value of such real estate exceeds 10% of Gross Asset Value;

                  (iii) Investments in Unconsolidated Affiliates of the Borrower or the Parent, such that the value of such Investments, determined in accordance with GAAP, exceeds 20% of Gross Asset Value;

                  (iv) Investments in Persons that are neither Subsidiaries nor Unconsolidated Affiliates of the Borrower or the Parent, such that the book value of such Investments, determined in accordance with GAAP, exceeds 10% of Gross Asset Value; provided, however, this clause (iv) shall not apply to Investments in any Person whose Equity Interests are publicly traded and in which the Parent or the Borrower is attempting to acquire a controlling interest but only to the extent the aggregate value of such Investments under this clause (iv), determined on the basis of lower of cost or market value, does not exceed 10% of Gross Asset Value (the aggregate amount of such excess to be subject to this subsection (f)); or

                  (v) Mortgages in favor of the Borrower or any other Loan Party (other than (A) Mortgages securing Indebtedness owed to the Borrower or any Subsidiary on September 30,2002 and (B) Mortgages on assets owned by the Parent, the Borrower or any Subsidiary), such that the aggregate book value of Indebtedness secured by such Mortgages exceeds 10% of Gross Asset Value.

In addition to the foregoing limitations, the aggregate value of the Investments subject to the limitations in the preceding clauses (i) through (v) shall not exceed 35% of Gross Asset Value.

         (g)......Value of Borrower Owned by Parent. The Parent shall not permit
(i) more than 5.0% of the book value of its assets to be attributable to assets not owned by the Borrower or any Subsidiary of the Borrower or (ii) more than 10.0% of the gross revenues of the Parent to be attributable to gross revenues of any Person other than the Borrower or any Subsidiary of the Borrower.

         9.2......Negative Pledge.

         The Borrower shall not, and shall not permit any other Loan Party to, create, assume or suffer to exist any Lien on any Collateral Property or any of the other Collateral, now owned or hereafter acquired, except for Permitted Liens.

         9.3......Restrictions on Intercompany Transfers.

         The Borrower shall not, and shall not permit any of its Subsidiaries (other than CMBS Subsidiaries) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's Equity Interests owned by the Borrower or any other Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary. As used in this Section, the term "CMBS Subsidiary" means any Subsidiary (a) formed for the specific purpose of holding title to assets which are collateral for any Extension of Credit to such Subsidiary; (b) which is prohibited from Guarantying Extension of Credit to any other Person pursuant to (i) any document, instrument or agreement evidencing such Extension of Credit or (ii) a provision of such Person's organizational documents which provision was included in such Person's organizational documents as a condition to the making of such Extension of Credit; and (c) for which none of the Parent, the Borrower, any other Loan Party or any other Subsidiary (other than another CMBS Subsidiary) has Guaranteed any Extensions of Credit to such Subsidiary or has any direct obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results, except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to recourse liability.

         9.4......Merger, Consolidation, Sales of Assets and Other Arrangements.

         Without the prior written consent of the Bank, such consent not to be unreasonably withheld, the Parent and the Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, (a) enter into any transaction of merger or consolidation; (b) liquidate, windup or dissolve itself (or suffer any liquidation or dissolution); or (c) convey, sell, lease, sublease, transfer or otherwise dispose o1 in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other Equity Interests in any of its Subsidiaries, whether now owned or hereafter acquired; provided, however, that:

                  (i) any Subsidiary may merge with a Loan Party so long as such Loan Party is the survivor;

(ii) any Subsidiary may sell, transfer or dispose of its assets to a Loan Party;

(iii) the Borrower or the Parent may merge with another Person so long as (x) the Borrower or the Parent, as the case may be, is the survivor of such merger and (x) immediately prior to any such merger and immediately thereafter and after giving effect thereto, no Event of Default is or would be in existence;

                  (iv) any Subsidiary that is not (and is not required to be) a Loan Party may enter into any transaction described in the introductory paragraph of this Section, provided that immediately prior to any such transaction and immediately thereafter and after giving effect thereto, no Event of Default is or would be in existence;

                  (v) the Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business.

Notwithstanding the forgoing, without the prior written consent of all of the Banks (such consent not to be unreasonably withheld), neither the Borrower nor the Parent may merge with another Person if such other Person is to be the survivor of such merger.

         9.5......Acquisitions.

         Neither Borrower nor any of its Subsidiaries shall acquire the business of or all or substantially all of the assets or stock of any Person, or any division of any Person, whether through Investment, purchase of assets, merger or otherwise, in each case involving consideration, or valued, in excess of $500,000,000 unless (a) no Default or Event of Default exists or would exist immediately following the consummation of such acquisition and (b) the Borrower has delivered to the Bank, at least 30 days prior to the date such acquisition is consummated, (i) all information related to such acquisition as the Bank may reasonably request and (ii) a Compliance Certificate, calculated on a pro forma basis, evidencing continued compliance with the financial covenants contained in
Article 9, after giving effect to such acquisition.

         9.6......Plans.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

         9.7......Fiscal Year.

         The Parent and the Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, change its fiscal year from that in effect as of the Agreement Date.

         9.8......Modifications of Organizational Documents.

         The Parent and the Borrower shall not, and shall not permit any Loan Party or other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, partnership agreement or other similar organizational document which modification could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Bank unless such amendment, supplement, restatement or other modification is
(a) required under or as a result of the Internal Revenue Code or other Applicable Law or (b) required to maintain the Parent's status as a RE1T.

         9.9......Major Construction.

         The Borrower shall not, and shall not permit any Loan Party owning a Collateral Property to, commit to undertake any plan of renovation of any Collateral Property when (a) the estimated cost of such renovation is in excess of $5,000,000.00 and (b) such renovation will result in structural changes to such Collateral Property, without first obtaining the prior written consent of the Bank (which consent shall not be unreasonably withheld). Unless the Bank has given written notice to the Borrower that the Bank will not consent to such renovation within 15 Business Days of receipt of all plans, specification, information and other materials relating to the Borrower's request, the Bank shall be deemed to have consented to such renovation.

         9.10.....Transactions with Affiliates.

         The Parent and Borrower shall not permit to exist or enter into, and will not permit any Loan Party or other Subsidiary to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower, except transactions in the ordinary course of, and pursuant to the reasonable requirements of, the business of the Borrower or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate.

                                   ARTICLE 10
                                     DEFAULT

         10.1.....Events of Default.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

         (a)......Default in Payment. The Borrower shall fail to pay when due under this Loan Agreement or any other Loan Document (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of, or any accrued interest on, any of the Advances, or shall fail to pay any of the other payment Obligations owing by the Borrower under this Loan Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment obligation owing by such Loan Party under any Loan Document to which it is a party, and in any such case, such failure continues for a period of 10 days after the date the Bank gives the Borrower notice of such failure.

         (b)......Default in Performance.

                  (i) Any Loan Party or the Parent shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Section 9.1 and such failure continues for 90 calendar days after the earlier of (x) the date any Senior Officer of the Borrower has actual knowledge of such failure or
         (y) the date notice of such failure has been given to the Borrower by the Bank; or

                  (ii) any Loan Party or the Parent shall fail to perform or observe any term, covenant, condition or agreement contained in this Loan Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and such failure shall continue for a period of 30 calendar days after the earlier of (x) the date any Senior Officer of the Borrower has actual knowledge of such failure or
         (y) the date notice of such failure has been given to the Borrower by the Bank; provided, however, that if such default is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such 30-day period, no Event of Default shall be deemed to have occurred if such Loan Party or the Parent, as the case may be, commences the same within such 30-day period and thereafter diligently and continuously prosecutes the same to completion, and the same is in fact completed, no later than the date 90 days following the earlier of the date such Senior Officer has actual knowledge of such failure or the date the Bank gave notice of such failure to the Borrower.

         (c) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of any Loan Party or the Parent under this Agreement or under any other Loan Document, or in any other writing or statement at any time furnished by, or at the direction of, any Loan Party or the Parent to the Bank under or in connection with this Loan Agreement or any other Loan Document, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made.

         (d) Material Extension of Credit Cross-Default.

                  (i) Extensions of Credit Owed to Bank. Any of the following events shall occur with respect to any Extension of Credit (other than any of the Obligations and any Extension of Credit that is Nonrecourse Indebtedness) owing to the Bank or any of its affiliates:

                           (A) Failure to Pay. Any Loan Party or the Parent
                  shall fail to pay when due and payable the principal of, or interest on, any such Extension of Credit; or

                           (B) Acceleration. The maturity of any such Extension
                  of Credit shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Extension of Credit; or

                           (C) Mandatory Repurchase. Any Loan Party or the
                  Parent shall have been required to prepay or repurchase, prior to the stated maturity thereof, any such Extension of Credit in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Extension of Credit.

                  (ii) Extension of Credit Owed to Third Parties. Either of the following events shall occur with respect to any Extension of Credit (other than any extension of credit that is Nonrecourse Indebtedness) owing by any Loan Party or the Parent to any Person other than the Bank or any affiliate of the Bank and having an aggregate outstanding principal amount of $100,000,000 or more:

                           (A) Acceleration. The maturity of such Extension of
                  Credit shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Extension of Credit; or

                           (B) Mandatory Repurchase. Any Loan Party or the
                  Parent shall have been required to prepay or repurchase, prior to the stated maturity thereof, such Extension of Credit in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Extension of Credit.

         (e) Voluntary Bankruptcy Proceeding. Any Loan Party, the Parent or any Significant Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate, partnership or similar action for the purpose of effecting any of the foregoing.

         (f) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party, the Parent or any Significant Subsidiary in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or
(ii) such case or proceeding shall continue undismissed or unstayed for a period of 90 consecutive calendar days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

         (g) Revocation of Loan Documents. Any Loan Party or the Parent shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document.

         (h) Judgment. A judgment or order for the payment of money shall be entered against any Loan Party, the Parent or any Significant Subsidiary, by any court or other tribunal and (i) such judgment or order shall continue for a period of 60 days without being paid stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount for which insurance has not been acknowledged in writing by the applicable insurance carrier exceeds, individually or together with all other such judgments or orders entered against the Loan Parties and Significant Subsidiaries, $25,000,000 or (B) such judgment or order could reasonably be expected to have a Material Adverse Effect.

         (i) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of any Loan Party, the Parent or any Significant Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $25,000,000 and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of 60 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Bank pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party or the Parent.

         (j) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

         (k) Change in Control. The occurrence of any one or more of the following:

                  (i) any Person (or two or more Persons acting in concert) shall acquire "beneficial ownership" within the meaning of Rule l3d-3 of the Securities and Exchange Act of 1934, as amended, of the capital stock or securities of the Parent representing 35% or more of the aggregate voting power of all classes of capital stock and securities of the Parent entitled to vote for the election of directors ("Parent Voting Stock"); provided, however, this clause shall not apply to any Parent Voting Stock acquired after the date hereof by a Person as a result of the conversion of limited partnership interests in the Borrower into Parent Voting Stock in accordance with Borrower's partnership agreement;

                  (ii) during any twelve-month period (whether before or after the Agreement Date), individuals who at the beginning of such period were directors of the Parent shall cease for any reason (other than death or mental or physical disability) to constitute a majority of the board of directors of the Parent;

                  (iii) Charles B. Lebovitz shall cease for any reason to be principally involved in the senior management of the Borrower, the Management Company and the Parent and (A) 180 days following such cessation the Borrower, the Management Company and the Parent shall have failed to replace the resulting vacancy with an individual (or individuals) reasonably acceptable to the Bank and (B) at least two of John N. Foy, Ben S. Landress, Stephen Lebovitz, Michael Lebovitz and Ron Fullam, Jr. shall not be principally involved in the senior management of the Borrower, the Management Company and the Parent;

                  (iv) the Principals shall cease to beneficially own, directly or indirectly, in the aggregate, at least 10.0% of the outstanding common stock of the Parent or at least 10.0% of the outstanding operating units of the Borrower (such ownership percentages to be adjusted to reflect the effect of any division, reclassification, stock or equity dividend and any other similar dilutive events);

                  (v) the Principals, the Parent or any combination thereof shall cease to beneficially own, directly or indirectly, in the aggregate, capital stock or securities of the Management Company representing more than 50% of the aggregate voting power of all classes of capital stock and securities of the Management Company entitled to vote for the election of directors; provided, however, the provisions of this clause shall no longer apply if the Management Company shall have merged with the Borrower or the Parent; or

                  (vi) the general partner of the Borrower shall cease to be a Wholly Owned Subsidiary of the Parent;

         (l) Damage; Strike; Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 30 consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of the Borrower or its Subsidiaries taken as a whole but only if any such event or circumstance could reasonably be expected to have a material adverse effect on the Collateral Properties taken as a whole.

         10.2     Remedies Upon Event of Default.

         Upon the occurrence of an Event of Default the following provisions shall apply:

         (a) Acceleration; Termination of Commitment.

                  (i) Automatic. Upon the occurrence of an Event of Default specified in
         Sections 10.l.(e) or 10.l.(f) (l) (A) the principal of, and all accrued interest on, the Loan and the Note at the time outstanding, and (B) all of the other Obligations of the Borrower, including, but not limited to, the other amounts owed to the Bank under this Loan Agreement, the Note or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrower without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower, and (2) the Commitment and the obligation of the Bank to make Advances hereunder shall all immediately and automatically terminate.

                  (ii) Optional. If any other Event of Default shall exist, the Bank may: (1) declare (A) the principal of, and accrued interest on, the Loan and the Note at the time outstanding, and (B) all of the other Obligations, including, but not limited to, the other amounts owed to the Bank under this Loan Agreement, the Note or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower, and (2) terminate the Commitment and the obligation of the Bank to make Advances hereunder.

         (b) Loan Documents. The Bank may exercise any and all of its rights under any and all of the other Loan Documents.

         (c) Applicable Law. The Bank may exercise all other rights and remedies it may have under any Applicable Law.

         (d) Appointment of Receiver. To the extent permitted by Applicable Law, the Bank shall be entitled to the appointment of a receiver for the Collateral Properties and other Collateral, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the Collateral Properties and/or the business operations of the

Borrower and the other Loan Parties related thereto and to exercise such power as the court shall confer upon such receiver.

         10.3     Remedies Upon Default.

         Upon the occurrence of a Default specified in Section 10 .1(f), the Commitment shall immediately and automatically terminate.

         10.4     Curing Defaults Under Collateral Documents.

         The Bank agrees that the Borrower may cure a Default occurring under
Section 10.1 (b)(ii) relating to any Collateral Document by reducing the principal amount of the Loan then outstanding to an amount not in excess of the Borrowing Base if the affected Collateral Property was not included in the calculation of the Borrowing Base; provided, however, the provisions of this Section shall not apply to a Default the circumstances giving rise to which constitute a Default or Event of Default under any other provision of Section 10.1.

         10.5     Permitted Deficiency.

         (a) Generally. Notwithstanding anything to the contrary set forth herein, none of the following events shall constitute a Default or Event of Default, so long as the conditions of the immediately following subsection (b) are satisfied:

                  (i) failure of the Borrower or any other Person owning a Collateral Property to:

                           (A) keep such Collateral Property or any portion
                  thereof in the condition required under the Mortgage applicable thereto;

                           (B) to pay any Lien or other encumbrances on any
                  portion of such Collateral Property in the manner required under the Mortgage applicable thereto;

                           (C) to comply with requirements of Applicable Law
                  applicable to any portion of such Collateral Property as required under the Mortgage applicable thereto;

                           (D) to refrain from and cause any other Loan Parties
                  from making any alterations to any such Collateral Property except as permitted under Section 9.9 of this Agreement;

                           (E) to replace "Fixtures" or "Personalty" required
                  under, and as such terms are defined in, the Mortgage applicable thereto; or

                           (F) to deposit with the Bank any "Casualty Completion
                  Deposit" or "Escrowed Sums" required under, and as such terms are defined in, the Mortgage applicable thereto; or

                  (ii) the existence of any non-consensual Lien on any of the Collateral not expressly permitted by this Agreement or by the applicable terms of the Collateral Documents.

         (b) The effectiveness of the immediately preceding subsection is subject to satisfaction of all of the following conditions:

                  (i) the sum of the following amounts (such amounts being the "Permitted Deficiency") does not exceed $5,000,000.00:

                           (A) the cost of correcting all failures described in
                  the immediately preceding subsection (a)(i), as determined by the Bank in its reasonable discretion;

                           (B) the amount secured by Liens described in
                  immediately preceding subsection (a)(ii); and

                           (C) the aggregate amount of unpaid "Casualty
                  Completion Deposit" and "Escrowed Sums" required under, and as such terms are defined in, the Mortgages applicable thereto.

                  (ii) None of the circumstances giving rise to the Permitted Deficiency would otherwise constitute a Default or Event of Default but for the application of this Section; and

                  (iii) The Borrower is taking steps to eliminate the circumstances giving rise to the Permitted Deficiency in a diligent manner, and in all events eliminates (or bonds off to the reasonable satisfaction of the Bank) each such circumstances prior to the earlier of(A) 60 days after receipt of notice of the existence of such circumstances from the Bank, or (B) the date which is 5 days prior to the date on which any effected Collateral Property to which any such circumstance relates could be sold for nonpayment.

         10.6     Marshaling; Payments Set Aside.

         The Bank shall not be under any obligation to marshal any assets in favor of the Borrower, the Parent or any other Loan Party, or Person, or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Bank, or the Bank enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         10.7     Allocation of Proceeds.

         If an Event of Default exists and maturity of any of the Obligations has been accelerated, all payments received by the Bank under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or any other Loan Party hereunder or thereunder, shall be applied in the following order and priority:

                  (a) amounts due to the Bank in respect of Fees due under
         Section 2.14;

                  (b) amounts due to the Bank in respect of Protective Advances;

                  (c) payment of interest on the Loan;

                  (d) payment of principal on the Loan;

                  (e) amounts due to the Bank pursuant to Sections 2.16, 5.1, 5.4, and 11.4;

                  (f) payments of all other amounts due the Bank under any of the Loan Documents; and

                  (g) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

         10.8     Performance by Bank.

         If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Bank may, but shall not be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Bank, promptly pay to the Bank any amount reasonably expended by the Bank in such performance or attempted performance, together with interest thereon at the applicable Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, the Bank shall not have any liability or responsibility whatsoever for the performance or non-performance of any obligation of the Borrower under this Loan Agreement or any other Loan Document.

         10.9     Rights Cumulative.

         The rights and remedies of the Bank under this Loan Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it may otherwise have under Applicable Law. In exercising its respective rights and remedies the Bank may be selective and no failure or delay by the Bank in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                                   ARTICLE 11
                                  MISCELLANEOUS

         11.1 Amendments. The provisions of this Loan Agreement, the Note or any other Loan Document, instrument or document executed pursuant hereto or securing the indebtedness may be amended or modified only by an instrument in writing signed by the parties hereto.

         11.2 Notices. All notices and other communications provided for hereunder shall be in writing and shall be mailed, certified mail, return receipt requested, or delivered, if to the Borrower, to it at c/o CBL Properties, Inc., 2030 Hamilton Place Boulevard, Suite 500, Chattanooga, Tennessee 37421, Attention: Vice Chairman and Chief Financial Officer; if to the Bank, to it at P. O. Box 1638, 736 Market Street, Chattanooga, Tennessee 37402,
Attention: Bruce Tidwell, Vice-President; or as to any such person at such other address as shall be designated by such person in a written notice to the other parties hereto complying as to delivery with the terms of this Section 11.2. All such notices and other communications shall be effective (iii) if mailed, when received or three business days after mailing, whichever is earlier; or (iv) if delivered, upon delivery.

         11.3 No Waiver. Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof any right, power, or privilege hereunder or under any instrument or document now or hereafter securing the indebtedness evidenced hereby or under any guaranty at any time given with respect thereto is a waiver only as to the specified item. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         11.4 Indemnification. Borrower agrees to indemnify Bank from and against any and all claims, losses and liabilities, including, without limitation, reasonable attorneys' fees, growing out of or resulting from this Loan Agreement (including, without limitation, enforcement of this Loan Agreement), except claims, losses or liabilities resulting solely and directly from Bank's gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the payment in full of the Loan.

         11.5 Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of the Note. This Loan Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest therein.

         11.6 Governing Law. This Loan Agreement shall be governed and construed in accordance with the laws of the State of Tennessee; except (a) that the provisions hereof which relate to the payment of interest shall be governed by
(i) the laws of the United States or, (ii) the laws of the State of Tennessee, whichever permits the Bank to charge the higher rate, as more particularly set out in the Note, and (b) to the extent that the Liens in favor of the Bank, the perfection thereof, and the rights and remedies of the Bank with respect thereto, shall, under mandatory provisions of Applicable Law, be governed by the laws of a state other than Tennessee.

         11.7 Execution in Counterparts. This Loan Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         11.8 Terminology, Section Headings. All personal pronouns used in this Loan Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Article and Section headings are for convenience only and shall neither limit nor amplify the provisions of this Loan Agreement.

         11.9 Enforceability of Loan Agreement. Should any one or more of the provisions of this Loan Agreement be determined to be illegal or unenforceable, all other provisions, nevertheless, shall remain effective and binding on the parties hereto.

         11.10    Interest Limitations.

                  (a) The Loan and the Note evidencing the Loan, including any renewals or extensions thereof, may provide for the payment of any interest rate
(i) permissible at the time the contract to make the Loan is executed, (ii) permissible at the time the Loan is made or any advance thereunder is made, or
(iii) permissible at the time of any renewal or extension of the Loan or the Note.

                  (b) It is the intention of the Bank and the Borrower to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the Bank ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which the Bank may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder of the Note ever receives, collects, or applies as interest any such excess, such amount which, but for this provisions, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness thereby evidenced; and if the principal amount of the indebtedness evidenced thereby, and all lawful interest thereon, is paid in full, any remaining excess shall forthwith be paid to the Borrower, or other party lawfully entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest rate which Bank may lawfully charge under applicable law from time to time in effect, the Borrower and the Bank shall, to the maximum extent permitted under Applicable Law characterize any on-principal payment as a reasonable loan charge, rather than as interest. Any provisions hereof, or of any other agreement between the Bank and the Borrower, that operates to bind, obligate, or compel the Borrower to pay interest in excess of such maximum rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the Bank and the Borrower that is in conflict with the provisions of this paragraph.

                  (c) The Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that Section 85 of Title 12 of the United States Code (or other applicable federal statute) may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal statute, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Borrower be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

         11.11 Non-Control. In no event shall the Bank's rights hereunder be deemed to indicate that the Bank is in control of the business, management or properties of the Borrower, Parent or any other Loan Party, or has power over the daily management functions and operating decisions made by the Borrower, Parent or any other Loan Party.

         11.12    Loan Review, Extensions of Termination Date; Continuing
Security.

                  (a) The specific Termination Date then in effect under Section
2.1 may be extended by the Bank, at its option, for consecutive additional periods of one (1) year each as of each Renewal Date or for such extended term as agreed to in writing between the Bank and the Borrower. At or prior to each Renewal Date so long as the Loan remains unpaid, Bank shall review the credit and the performance of the Loan. If the Bank deems the credit and the performance of the Loan acceptable, on or as of each Renewal Date the Bank will extend the Commitment for one (1) additional year from the then existing Termination Date. If the Bank deems the credit and/or performance of the Loan not acceptable, the Bank shall not be obligated to extend the Termination Date; however, so long as no Event of Default has occurred the Borrower shall then have the right to repay the Loan pursuant to the repayment provisions contained in the Note. Assessment of the credit, the performance of the Loan and the decision whether to extend the Termination Date shall be solely within the Bank's discretion. The Bank shall notify Borrower of the results of its review of the Loan no later than twelve (12) months prior to the then effective Termination Date.

                  (b) Upon the specific Termination Date so fixed in Article One, or in the event of the extension of this Agreement to a subsequent Termination Date (when no effective extension is in force), the Revolving Credit Loan and all other extensions of credit (unless sooner declared to be due and payable by the Bank pursuant to the provisions hereof), and subject to Borrower's election as set forth in subparagraph (a) above, shall become due and payable for all purposes. Until all such indebtedness, liabilities and obligations secured by the Mortgages are satisfied in full, such termination shall not affect the security interest granted to the Bank pursuant to the Mortgages and other Collateral Documents, nor the duties, covenants, and obligations of the Borrower therein and in this Loan Agreement; and all of such duties, covenants and obligations shall remain in full force and effect until all of the Obligations have been fully and indefeasibly paid and satisfied in all respects.

         11.13 Existing Mortgages. Concurrently with the Closing, or as soon thereafter as is practical, the Bank will cause all of the Existing Mortgages, other than the Existing Foothills Mortgage, to be released of record without release or discharge of the indebtedness theretofore secured thereby. Borrower to be responsible for the payment of all recording fees therefor.

         11.14 Fees and Expenses. The Borrower agrees to pay, or reimburse the Bank for, the reasonable actual third party out-of-pocket expenses, including legal counsel fees and fees of any accountants, inspectors or other similar experts, as deemed necessary by the Bank, incurred by the Bank in connection with the development, preparation, execution, amendment, recording, (excluding the salary and expenses of the Bank's employees and Bank's normal and usual overhead expenses) or enforcement of, or the preservation of any rights under this Loan Agreement, the Note, and any other Loan Document, instrument or document now or hereafter securing the Note and any indebtedness evidenced thereby.

         11.15 Time of Essence. Time is of the essence of this Loan Agreement, the Note, and the other instruments and documents executed and delivered in connection herewith.

         11.16 Compromises, Releases, Etc. The Bank is hereby authorized from time to time, without notice to anyone, to make any sales, pledges, surrenders, compromises, settlements, releases, indulgences, alterations, substitutions, exchanges, changes in, modifications, or other dispositions including, without limitation, cancellations, of all or any part of the Loan indebtedness, or of any contract or instrument evidencing any thereof, or of any security or collateral therefor, and/or to take any security for or guaranties upon any of said indebtedness; and the liability of any guarantor, if any, shall not be in any manner affected, diminished, or impaired thereby, or by any lack of diligence, failure, neglect, or omission on the part of Bank to make any demand or protest, or give any notice of dishonor or default, or to realize upon or protect any of said indebtedness or any collateral or security therefor. The Bank shall have the right to apply such payments and credits first to the payment of all its expenses, including costs are reasonable attorneys' fees, then to interest due under the Note and then to principal due under the Note. The Bank shall be under no obligation, at any time, to first resort to, make demand on, file a claim against, or exhaust its remedies against the Borrower, or its property or estate, or to resort to or exhaust its remedies against any collateral, security, property, liens, or other rights whatsoever. Upon the occurrence of an Event of Default, it is expressly agreed that the Bank may at any time make demand for payment on, or bring suit against, the Borrower and any guarantor, jointly or severally and may compromise with any of them for such sums or on such terms as it may see fit, and without notice or consent, the same being hereby expressly waived.

         11.17    Limited Nature of Parent's Obligations.

         THE BANK ACKNOWLEDGES AND AGREES THAT THE PARENT IS JOINING IN THE EXECUTION OF THIS AGREEMENT SOLELY FOR THE LIMITED PURPOSE OF BEING BOUND BY THE TERMS OF THE SECTIONS SPECIFICALLY APPLICABLE TO THE PARENT, INCLUDING SECTIONS 7.1, 7.2, 7.6, 7.10, 7.11, 9.1, 9.4, 9.7, and 9.8 OF THIS LOAN AGREEMENT. THE
PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE OCCURRENCE OF ANY DEFAULT OR EVENT OF DEFAULT UNDER THIS AGREEMENT OR OTHER LOAN DOCUMENT RESULTING FROM A BREACH


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BY THE PARENT OF, OR A MISREPRESENTATION BY THE PARENT UNDER OR IN ANY WAY
RELATING TO, ANY OF SUCH SECTIONS SHALL NOT CREATE ANY PERSONAL LIABILITY ON THE PART OF THE PARENT FOR THE PAYMENT OF THE OBLIGATIONS. NOTHING CONTAINED IN THIS
SECTION 11.17 INTENDED TO LIMIT THE OBLIGATIONS OF THE PARENT UNDER THE PARENT GUARANTY.

         11.18 Bank's Consent. Except as otherwise expressly provided herein, in any instance hereunder where the Bank's approval or consent is required or the exercise of its judgment is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Bank, and the Bank shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment provided that the Bank shall proceed at all times in good faith and in a commercially reasonable manner. The Bank may consult with counsel, and the written advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         11.19 Venue of Actions. As an integral part of the consideration for the making of the Loan, it is expressly understood and agreed that no suit or action shall be commenced by the Borrower, General Partner, CBL Properties, Inc., by any Guarantor, or by any successor, personal representative or assignee of any of them, with respect to the Loan contemplated hereby, or with respect to this Loan Agreement or any other document or instrument which now or hereafter evidences or secures all or any part of the Loan, other than in a state or federal court of competent jurisdiction in Hamilton County, Tennessee and not elsewhere. Nothing in this paragraph contained shall prohibit the Bank from instituting suit in any court of competent jurisdiction for the enforcement of its rights hereunder or in any other document or instrument which evidences or secures the Loan.

         11.20 Waiver of Right to Trial By Jury. EACH PARTY TO THIS LOAN AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS LOAN AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS LOAN AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS LOAN AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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         11.21 Conflict. In the event of any conflict between the provisions hereof and any other Loan Document, during the continuance of this Loan Agreement, the provisions of this Loan Agreement shall control.

         11.22 No Novation. This Loan Agreement (a) constitutes a renewal and restatement of the Second Amended and Restated Loan Agreement dated October 30, 2001 and does not constitute a novation of the indebtedness evidenced thereby and shall be secured by the Mortgages and the liens created thereby are not intended to be adversely affected by this Loan Agreement, and (b) a consolidation, renewal and restatement of the Acquired Indebtedness and does not constitute a novation of the indebtedness secured by the Existing Cool Springs Crossing Mortgage and the liens created thereby are not intended to be adversely affected by this Loan Agreement.
                            (Execution Page Follows)


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                                -Execution Page-

         IN WITNESS WHEREOF, the Borrower, the Bank and CBL Properties, Inc. have caused this Agreement to be executed by their duly authorized officers and/or partner, all as of the day and year first above written.
         CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

         By: CBL HOLDINGS I, INC.,
         a Delaware corporation, its sole General Partner


         By:  /s/ John N. Foy
            -----------------------------------------------------------
              John Foy, Vice Chairman and
              Chief Financial Officer


         CBL & ASSOCIATES PROPERTIES, INC., a
         Delaware corporation


         By:  /s/ John N. Foy
            -----------------------------------------------------------
              John Foy, Vice Chairman and
              Chief Financial Officer


         SUNTRUST BANK


         By:  /s/ Bruce Tidwell
            -----------------------------------------------------------
              Bruce Tidwell, Vice President



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